Exhibit 1.1
W. P. Carey Inc.
(a Maryland corporation)
Common Stock
($0.001 par value)
EQUITY SALES AGREEMENT
May 1, 2025
Wells Fargo Securities, LLC
Barclays Capital Inc.
BBVA Securities Inc.
BMO Capital Markets Corp.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
BofA Securities, Inc.
BTIG, LLC
Citizens JMP Securities, LLC
Jefferies LLC
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Nomura Securities International, Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
As Agents
Wells Fargo Bank, National Association
Barclays Bank PLC
Banco Bilbao Vizcaya Argentaria, S.A.
Bank of Montreal
BNP Paribas
The Bank of New York Mellon
Bank of America, N.A.
Citizens JMP Securities, LLC
Jefferies LLC
JPMorgan Chase Bank, National Association
Mizuho Markets Americas LLC
Nomura Global Financial Products, Inc.
Regions Securities LLC
Royal Bank of Canada
The Bank of Nova Scotia
As Forward Purchasers

c/o	Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001
Ladies and Gentlemen:

W. P. Carey Inc., a Maryland corporation (the “Company”), confirms its agreement with each of Wells Fargo Securities, LLC, Barclays Capital Inc., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citizens JMP Securities, LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc., each as sales agent and/or principal (except in the case of Nomura Securities International, Inc.) and/or forward seller (except in the case of BTIG, LLC and SMBC Nikko Securities America, Inc.) (in any such capacity, each, an “Agent,” and collectively, the “Agents”), and each of Wells Fargo Bank, National Association, Barclays Bank PLC, Banco Bilbao Vizcaya Argentaria, S.A., Bank of Montreal, BNP Paribas, The Bank of New York Mellon, Bank of America, N.A., Citizens JMP Securities, LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Nomura Global Financial Products, Inc., Regions Securities LLC, Royal Bank of Canada and The Bank of Nova Scotia, each as forward purchaser (in such capacity, each a “Forward Purchaser,” and collectively, the “Forward Purchasers”), as stated in this Agreement (as defined below). For purposes of clarity, it is understood and agreed by the parties hereto that, if Shares (as defined below) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) are offered or sold through any Agent acting as forward seller for the applicable Forward Purchaser (including without limitation Nomura Securities International, Inc. (acting through BTIG, LLC as agent)), then such Agent, as forward seller, shall be acting as sales agent for such Forward Purchaser with respect to the offering and sale of such Shares and not as sales agent for the Company, and, except in cases where this Agreement expressly refers to an Agent acting as sales agent for the Company or unless otherwise expressly stated or the context otherwise requires, references in this Agreement to any Agent acting as sales agent shall also be deemed to apply to such Agent when acting as forward seller, except that BTIG, LLC and SMBC Nikko Securities America, Inc. are not acting as forward sellers. Only an Agent that is, or is affiliated with, a Forward Purchaser may act as forward seller for such Forward Purchaser. For the avoidance of doubt, Nomura Securities International, Inc. (acting through BTIG, LLC as agent) may act as forward seller for Nomura Global Financial Products, Inc.
The Company proposes, subject to the terms and conditions stated herein, (i) to issue and sell from time to time to or through the Agents, severally and not jointly, as sales agent for the Company and/or principal shares of Common Stock (the “Primary Shares”), and (ii) to instruct the applicable Agents, severally and not jointly, from time to time to offer and sell shares of Common Stock as forward sellers for the applicable Forward Purchasers (“Forward Hedge Shares” and, together with the Primary Shares, the “Shares”), all on the terms and subject to the conditions set forth in this Agreement; provided that the aggregate gross sales price of Primary Shares and Forward Hedge Shares sold pursuant to clauses (i) and (ii) above shall not exceed $1,250,000,000. The Company agrees that whenever it determines to sell Shares directly to an Agent as principal, it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof. References herein to “this Agreement” or “this Equity Sales Agreement” or to matters contained “herein” or “hereunder”, or words of similar import, mean this Equity Sales Agreement and any applicable Terms Agreement.
In connection with each accepted instruction referenced in clause (ii) of the immediately preceding paragraph, the Company shall enter into a Supplemental Confirmation (a “Supplemental Confirmation”) as contemplated by an executed Master Confirmation with the relevant Forward Purchaser in substantially the form of Annex II hereto, with such changes therein as the parties thereto may agree (such Master Confirmation, together with such Supplemental Confirmation, any additional supplement thereto, and the Agreement (as defined in such Master Confirmation) and any other incorporated document, the “Confirmation” for the relevant forward transaction). In connection with each Confirmation, it is contemplated that the applicable Forward Purchaser or an affiliate thereof will attempt to borrow and then sell, through the applicable Agent, acting as forward seller and sales agent for such Forward Purchaser, the relevant number of Forward Hedge Shares on the terms and subject to the conditions set forth in this Agreement.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement”, as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-286885), covering the public offering and sale of certain securities of the Company, including the Shares, under the 1933 Act and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the 1933 Act Regulations (“Rule 430B”); provided, however, that the term “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B (“Rule 430B(f)(2)”), including the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus filed as part of such automatic shelf registration statement, as amended in the form in which it has been filed most recently with the Commission in accordance with Section 3(b) or 3(c) hereof, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Base Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement relating to the Shares in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”). Such final prospectus supplement, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(o) hereof, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus Supplement”. The Base Prospectus, as amended by the Prospectus Supplement and any applicable pricing supplement thereto, in the form that the Base Prospectus, the Prospectus Supplement and any such pricing supplement thereto are first furnished to the Agents for use in connection with the offering and sale of Shares, are collectively referred to herein as the “Prospectus”. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).
As used in this Agreement:
“Applicable Time” means, with respect to any offer and sale of Shares, the time immediately prior to the first contract of sale for such Shares, or such other time as agreed by the Company and the applicable Agent(s).
“General Disclosure Package” means each Issuer General Use Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission in accordance with Section 3(b), 3(c) or 3(o) hereof that is distributed to investors prior to the Applicable Time and the number of Shares and the initial offering price per Share, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus approved by the Agents and the Forward Purchasers or, in the case of a specific offer and sale of Shares, the applicable Agent(s) pursuant to Section 3(m) hereof that is furnished to the Agents and the Forward

Purchasers or such Agent(s), as the case may be, for general distribution to investors, as evidenced by communications between the Company and the Agents and the Forward Purchasers or such Agent(s), as the case may be.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Shares; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Shares.
Section 1. Representations and Warranties. The Company represents and warrants to the Agents and the Forward Purchasers at the date of this Agreement, each Representation Date (as defined in Section 3(p)) on which a certificate is required to be delivered pursuant to Section 3(p), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof), and agrees with the Agents and the Forward Purchasers, as follows:
(i)    Compliance of the Registration Statement, the Prospectus and Incorporated Documents. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an automatic shelf registration statement under Rule 405 and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations (“Rule 401(g)(2)”) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the 1933 Act have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and as of each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto, at the time it was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and is identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission (in each instance, including any amendments thereto), complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(ii)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At each Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission (in each instance, including any amendments thereto), as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(iii)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement thereto, including any document incorporated by reference therein, that has not been superseded or modified. Any offer that is a written communication relating to the Shares made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.
(iv)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163, (D) at the date of this Agreement, any Confirmation and any Terms Agreement, and (E) at each Applicable Time, the Company was and is a “well-known seasoned issuer,” as defined in Rule 405.
(v)    Company Not Ineligible Issuer. (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, (C) at the date of this Agreement, any Confirmation and any Terms Agreement and (D) at each Applicable Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(vi)    Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United

States) (“PCAOB”) and as required by the 1933 Act and the 1933 Act Regulations. Each other independent registered public accounting firm, if any, that has certified or reported on any other financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries or other appropriate entity, as applicable, within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the 1933 Act and the 1933 Act Regulations.
(vii)    Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, comply in all material respects with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and their consolidated results of operations and their consolidated changes in cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in each of the Registration Statement, the Prospectus and the General Disclosure Package, and any amendment or supplement thereto, present fairly in all material respects the information required to be stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; the pro forma financial information and the related notes thereto, if any, included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, have been prepared in accordance with the applicable requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus; and no historical or pro forma financial statements are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations that have not been included therein. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, and any amendment or supplement thereto, fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(viii)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus: (i) there has not been any change in the capital stock (other than the issuance of shares of common stock, $0.001 par value per share, of the Company relating to awards under the Company’s equity incentive or benefit plans (collectively, the “Equity Incentive Plans”), provided such Equity Incentive Plans have been disclosed or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) except as otherwise disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus.
(ix)    Good Standing of the Company. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, be in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).
(x)    Capitalization. The Company has the capitalization as set forth in, or incorporated by reference into, each of the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to any Confirmation and pursuant to reservations, agreements or the Equity Incentive Plans referred to in, or incorporated by reference into, the Registration Statement, the General Disclosure Package and the Prospectus) and all of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, and none of such shares of capital stock or other equity interests were issued in violation of preemptive or similar rights, except in each case as may otherwise be specifically disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus.
(xi)    Listing of Common Stock. The Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and, as of each Settlement Date, the Shares and any Confirmation Shares (as defined below) will be approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock (including the Shares and any Confirmation Shares) on the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
(xii)    Due Authorization. The Company has the full right, power and authority to execute and deliver this Agreement and any Terms Agreement, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.
(xiii)    Description of Shares. The Shares have been duly authorized by the Company and, when duly issued and delivered and paid for as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus. The issuance of the Shares is not subject to any preemptive or similar rights. No holder of Shares will be subject to personal liability by reason of being such a holder.
(xiv)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xv)    Absence of Violations and Defaults. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clause (i) above, for subsidiaries that are not “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X, and clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.
(xvi)    Absence of Conflicts. The execution, delivery and performance by the Company of this Agreement, any Confirmation, the issuance, sale and delivery of the Shares and any Confirmation Shares and the consummation of the transactions contemplated by this Agreement or any Confirmation will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(xvii)    REIT Qualification. Commencing with its taxable year ended December 31, 2012, the Company has been, and for the taxable year in which sales of the Shares and any Confirmation Shares are to occur, the Company will continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s present and proposed method of operation as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.
(xviii)    Investment Company Act. The Company is not, and after giving effect to the offering, sale and delivery of the Shares and any Confirmation Shares and the application of the proceeds thereof as described in each of the Registration Statement, the General Disclosure Package and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).
(xix)    Absence of Proceedings. Except as described or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package, the Prospectus or any document incorporated by reference therein that are not so described as required and (ii) there are no contracts or other documents that are required under the 1933 Act or the 1933 Act Regulations to be filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the General Disclosure Package and the Prospectus or any document incorporated by reference therein.
(xx)    Absence of Further Requirements. No consent, approval, authorization, order, registration or qualification of or with any court, arbitrator, governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, any Confirmation or any Terms Agreement, the issuance and sale of the Shares or any Confirmation Shares or the consummation of the transactions contemplated by this Agreement, any Confirmation or any Terms Agreement, except for the registration of the offer and sale of the Shares under the 1933 Act or the 1933 Act Regulations and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares or any Confirmation Shares.
(xxi)    Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, and any amendment or supplement thereto, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.
(xxii)    Taxes. The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (taking into account all permitted extensions); and except as otherwise disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure package and the Prospectus, there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.
(xxiii)    Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, as disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus.
(xxiv)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act or the 1933 Act Regulations to be described in each of the Registration Statement, the General Disclosure Package and the Prospectus and that is not so described therein.

(xxv)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary in the businesses in which the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
(xxvi)    Environmental Laws. (i) The Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (z) none of the Company and its subsidiaries anticipates capital expenditures relating to any Environmental Laws that would be material to the Company and its consolidated subsidiaries taken as a whole.
(xxvii)    ERISA. Except in each case with respect to the events or conditions set forth in (i) through (viii) hereof as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA), other than such an event for which notification has been waived by regulation has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan, ” within the meaning of Section 4001(a)(3) of ERISA).
(xxviii)    Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act Regulations) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act or the 1934 Act Regulations is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act Regulations.
(xxix)    Accounting Controls. The Company, on a consolidated basis with its subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act Regulations) that complies with the requirements of the 1934 Act or the 1934 Act Regulations and has been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. The Company, on a consolidated basis with its subsidiaries, maintains internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, and any amendment or supplement thereto, is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses or significant deficiencies in the Company’s internal control over financial reporting.
(xxx)    Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
(xxxi)    No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the Organisation for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(xxxii)    Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xxxiii)    No Conflicts with Sanctions Laws. (i) Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is (A) currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom (including His Majesty’s Treasury), or other relevant sanctions authority (collectively, “Sanctions”) or (B) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the Crimea region of Ukraine, Cuba, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the so-called Donetsk People's Republic, Iran, the so-called Luhansk People's Republic, North Korea, Sudan and Syria (each, a “Sanctioned Country”); (ii) the Company will not directly or indirectly use the proceeds of the offering of the Shares or any Confirmation Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (A) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (B) to fund or facilitate any activities of or business in any Sanctioned Country or (C) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise); and (iii) for the past five years, the Company and its subsidiaries have not engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(xxxiv)    No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except where such prohibition would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxv)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the 1933 Act or the 1933 Act Regulations by reason of the filing of the Registration Statement with the Commission or the issuance, sale and delivery of the Shares and any Confirmation Shares.
(xxxvi)    Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
(xxxvii)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, or any amendment or supplement thereto (if any), is not based on or derived from sources that are reliable and accurate in all material respects.
(xxxviii)     Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (A) does not have any material lending or other relationship with any Agent, any Forward Purchaser or any of their respective banking, lending or other affiliates and (B) does not intend to use any of the proceeds from the sale of the Shares or any Confirmation Shares to repay any outstanding debt owed to an Agent, a Forward Purchaser or any of their respective affiliates.
(xxxix)    No Commissions. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement or any Confirmation) that would give rise to a valid claim against the Company or any of its subsidiaries or an Agent or a Forward Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering, sale and delivery of any Shares or any Confirmation Shares.
(xl)    Actively-Traded Security. The Common Stock qualifies as an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.
(xli)    Cybersecurity. (A) To the knowledge of the Company, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its subsidiaries have been notified of, and the Company and its subsidiaries have no knowledge of any event or condition that would result in, any material security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
(xlii)    Confirmations. The Company has and, on the date of each Supplemental Confirmation, will have the full right, power and authority to execute and deliver the applicable Confirmation and to perform its obligations thereunder; all action required to be taken for the due and proper authorization, execution and delivery of such Confirmation and the consummation of the transactions contemplated thereby will have been duly and validly taken such that such Confirmation will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity thereunder may be limited by applicable law and public policy; and each Confirmation conforms and will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(xliii)    Confirmation Shares. Any shares of Common Stock to be issued, sold and delivered by the Company pursuant to any Confirmation (“Confirmation Shares”) have been duly authorized by the Company for issuance, sale and delivery to the applicable Forward Purchaser or an affiliate thereof pursuant to such Confirmation and, when issued and delivered by the Company in accordance with such Confirmation upon payment of any consideration required by such Confirmation, will be duly and validly issued and fully paid and non-assessable and will conform to the description thereof in the Registration Statement, the General Disclosure Package and the Prospectus; the issuance, sale and delivery of such Confirmation Shares are not and will not be subject to preemptive or other similar rights; and no holder of any Confirmation Shares will be subject to personal liability by reason of being such a holder.
(xliv)    Reservation of Confirmation Shares. In respect of any Confirmation, the Company will reserve and keep available at all times, free of preemptive rights, a number of authorized and unissued shares of Common Stock at least equal to the Share Cap (as defined in such Confirmation).
Any certificate signed by any officer or other authorized signatory of the Company and delivered to the Agents, the Forward Purchasers or counsel for the Agents and the Forward Purchasers, as the case may be, pursuant to this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company to the Agents and the Forward Purchasers, as applicable, as to the matters covered thereby.
Section 2. Sale and Delivery of Shares.
(a)    Subject to the terms and conditions set forth herein, the Company agrees to (I) issue and sell Shares through any Agent, acting as sales agent for the Company, or directly to any Agent(s), acting as principal, from time to time and on the terms and subject to conditions set forth in this Agreement and, in the case of a sale of Shares to any Agent(s) as principal, the applicable Terms Agreement and (II) in connection with any Confirmation the Company enters into with any Forward Purchaser, in consultation with such Forward Purchaser and the applicable Agent (which shall be either the same entity as such Forward Purchaser or an affiliate of such Forward Purchaser), instruct such Agent, acting as forward seller for such Forward Purchaser, to offer and sell the applicable Forward Hedge Shares, on the terms and subject to the conditions set forth in this Agreement and such Confirmation. Sales of Shares, if any, as contemplated by this Agreement, made by or through an Agent will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices; provided, however, that, except in the case of an After Hours Block Transaction (as defined below), such sales are only permitted to be executed between 9:30 a.m. (New York City time) and 4:00 p.m. (New York City time).
(b)    The Shares to be sold through an Agent, acting as sales agent for the Company or as forward seller, may be sold on any day (other than a day on which the NYSE is closed for trading) (each, a “Trading Day”) on which (i) the Company has instructed such Agent to make such sales and (ii) the Company has satisfied its covenants and conditions specified in Sections 4 and 5 hereof. Such instructions shall indicate whether the Shares are to be Primary Shares or Forward Hedge Shares. On any Trading Day, the Company may instruct only one Agent, as sales agent for the Company to offer and sell Primary Shares, or as forward seller for a Forward Purchaser, to offer and sell Forward Hedge Shares, and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by such Agent) as to the maximum number of Shares to be sold (which may be expressed as a percentage of volume) on such Trading Day and the minimum price per Share at which such Shares may be sold (each, a “Sale Instruction”), in substantially the form of Annex III hereto; provided, however, that such prohibition on the instruction of more than one Agent, as sales agent for the Company or as forward seller for a Forward Purchaser, on any Trading Day shall not apply to or prohibit the appointment of a second Agent (the “Second Agent”), so long (i) as the Second Agent is only executing a block sale transaction on a reverse inquiry basis after 4:00 p.m. (New York City time) on such Trading Day (such block sale transaction, an “After Hours Block Transaction”) and (ii) the Company notifies the applicable Agent that a Second Agent was appointed to execute such After Hours Block Transaction. If Shares are to be sold by an Agent as forward seller, such Sale Instruction shall also include, for purposes of (and as defined under) the related Confirmation, the proposed “Forward Duration,” the proposed “Initial Forward Price Percentage,” the proposed “Spread,” the proposed initial stock loan fee for purposes of the proposed “Additional Adjustment”, the proposed maximum stock loan fee for purposes of the proposed “Stock Borrow Event”, the proposed “Hedge Completion Date,” the proposed “Forward Price Reduction Dates” and the proposed “Forward Price Reduction Amounts” (together, the “Proposed Confirmation Terms”). Each Sale Instruction is subject to acceptance by the applicable Agent. Sale Instructions may be provided by any two of following officers acting together: the Chief Executive Officer and President, the Chief Financial Officer, the Head of Strategy & Capital Markets, and the Managing Director of Strategy & Capital Markets, or such other authorized representatives of the Company as may be specified by the Company to the Agents from time to time in writing. Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company, the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof, and the applicable Agent’s acceptance of the Sale Instruction and with respect to a Sale Instruction for Forward Hedge Shares, entry into the related Confirmation by the Forward Purchaser), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Shares so designated by the Company as sales agent in accordance with such Sale Instruction. The Company shall give at least one business day’s prior written notice by telecopy or email to the Agents as to any change of the Agent through whom sales of Shares as sales agent will be made. For the avoidance of doubt, this Section 2 shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring Shares for the accounts of such persons in which any Agent is acting for the Company in a capacity other than as Agent under this Agreement. The parties hereto, severally and not jointly, each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Shares or that any Forward Purchaser or an affiliate thereof will be successful in borrowing any Shares or selling any Shares through the applicable Agent, as forward seller, (B) no Agent or an affiliate thereof will incur any liability or obligation to the Company or its affiliates if it fails to sell Shares for any reason, other than a failure to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Shares as required by this Agreement, and (C) none of the Agents, the Forward Purchasers and their respective affiliates shall incur any liability or obligation for any failure by any Forward Purchaser or an affiliate thereof to borrow, offer or sell any Shares as a result of any of the circumstances specified Section 2(l) below. In addition to the foregoing, any Sale Instruction to Nomura Securities International, Inc., as forward seller, is also subject to acceptance by BTIG, LLC, and such Sale Instruction shall not be effective against Nomura Securities International, Inc. until accepted by both Nomura Securities International and BTIG, LLC. Such Sale Instruction, for the avoidance of doubt, may be accepted or rejected by Nomura Securities International, Inc. or BTIG, LLC, in its sole discretion.
(c)    The Company or the Agent through whom the sale of Shares is to be made as sales agent on any Trading Day may, upon notice to the other parties hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the receiving party), suspend the offering of Shares with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective liabilities or obligations with respect to the Shares sold, or with respect to Shares that the Company has agreed to sell, hereunder prior to the giving of such notice.
(d)    The gross sales price of any Shares sold pursuant to this Agreement by the applicable Agent acting as sales agent shall be equal to, in the discretion of such Agent but subject to the specific instructions of the

Company, the market price prevailing at the time of sale for the Shares sold by such Agent on the NYSE or otherwise, at prices related to prevailing market prices or at negotiated prices. The compensation payable to an Agent for sales of Shares with respect to which such Agent acts as sales agent shall be at a rate agreed upon by the Company, such Agent and, in the case of Shares being sold for a Forward Purchaser, such Forward Purchaser, not to exceed (except as provided below) 2.0% of the gross sales price for such Shares, and the exact amount shall be agreed at each time the Company provides a Sale Instruction. For the avoidance of doubt, the compensation payable to such Agent acting as forward seller for sales of Shares shall be deemed paid through the agreed upon percentage under the “Initial Forward Price” under the applicable Confirmation. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company or the applicable Forward Purchaser, as the case may be, for such sales (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be made (other than the deduction of compensation payable to such Agent). Notwithstanding the foregoing, in the event the Company and an Agent, acting as sales agent, agree to a sale of Shares that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and such Agent and, in the case of Shares being sold for a Forward Purchaser, such Forward Purchaser agree to compensation for such Agent that is customary for such sales.
(e)    If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Company following the close of trading on the NYSE on each Trading Day on which Shares are sold under this Agreement, setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company or the applicable Forward Purchaser and the aggregate compensation payable by the Company to such Agent with respect to such sales.
(f)    Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares offered or sold pursuant to this Agreement, or which are the subject of a Sale Instruction to an Agent as sales agent, pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Shares (i) referred to in the second paragraph of this Agreement, as reduced by prior sales of Shares under this Agreement, (ii) available for sale under the Registration Statement, (iii) duly authorized from time to time to be issued and sold under this Agreement by the Company or (iv) listed or approved for listing on the NYSE. In addition, under no circumstances shall any Shares with respect to which an Agent acts as sales agent be offered or sold, or be the subject of a Sale Instruction to such Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized in writing from time to time by the Company, and the Company shall not enter into any Confirmation with respect to a number of Confirmation Shares in excess of the number of Confirmation Shares required to be duly authorized, reserved and available from time to time for issuance, sale and delivery under such Confirmation or listed or approved for listing on the NYSE. Compliance with the restrictions set forth above in this Section 2(f) shall be the responsibility of the Company, and none of the Agents, the Forward Purchasers or any of their respective affiliates shall have any responsibility for maintaining records with respect to the Shares available for issuance or sale under the Registration Statement, this Agreement or any Terms Agreement, the number of Confirmation Shares available for issuance or sale under any Confirmation or the number of Shares or Confirmation Shares listed or approved for listing on the NYSE, or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company, or for compliance with any of the other restrictions set forth above in this Section 2(f).
(g)    If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, the Company shall promptly notify the Agents and the Forward Purchasers, and future offers and sales of Shares through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of the parties hereto. If an Agent, that is subject to a Sale Instruction, has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Company or the Shares, it shall promptly notify the Company.

(h)    Settlement for sales of Shares will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Company and the applicable parties (each such day, a “Settlement Date”). For the avoidance of doubt, Settlement Date is not a "Settlement Date" as defined in any Confirmation. On each Settlement Date for the sale of Shares through the applicable Agent as sales agent, such Shares shall be delivered by the Company or such Forward Purchaser, as applicable, to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent, in same day funds delivered to an account designated by the Company or such Forward Purchaser, as applicable, by notice delivered to such Agent no later than the Trading Day immediately preceding such Settlement Date, of the Net Proceeds from the sale of such Shares. If the Company shall default on its obligation to deliver Shares through an Agent as sales agent for the Company on any Settlement Date, the Company shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.
(i)    Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct an Agent to offer or sell, any Shares through an Agent as sales agent (and, by notice to the Agents and the Forward Purchasers given by telephone (confirmed promptly by telecopy or email), shall cancel any Sale Instruction for any such offer or sale of any Shares prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Shares, and the Company shall not enter into any Confirmation or any Terms Agreement, (i) during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(j) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.
(j)    Notwithstanding clause (ii) of Section 2(i) hereof, if the Company wishes to offer or sell Shares to or through an Agent, or enter into a Terms Agreement or a Confirmation, at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Agent and, if applicable, such Forward Purchaser (with a copy to counsel for the Agents and the Forward Purchasers) a draft of a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officer’s quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent and, if applicable, such Forward Purchaser, and, prior to its filing, obtain the written consent (which may be by telecopy or email) of such Agent and, if applicable, such Forward Purchaser to such filing (which consent shall not be unreasonably withheld or delayed), (ii) provide such Agent and, if applicable, such Forward Purchaser with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(p), (q) and (r), respectively, hereof, (iii) afford such Agent and, if applicable, such Forward Purchaser the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(p), (q) and (r), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 2(i) hereof, which shall have independent application.
(k)    The Agents shall not have any obligation to purchase Shares as principal, whether from the Company or otherwise, unless the Company and the applicable Agent(s) agree as set forth below. Shares purchased from the Company by the applicable Agent(s), individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agent(s) and the Company as evidenced by a Terms Agreement. The commitment of the applicable Agents(s) to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the applicable Agent(s) shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letters pursuant to Section 3(p), (q) and (r), respectively, hereof. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.
(l)    If the Company enters into a Confirmation with a Forward Purchaser, which for the avoidance of doubt is to reflect the terms in the applicable agreed-upon Proposed Confirmation Terms, then, as set forth in such Confirmation and notwithstanding anything herein to the contrary, in the event that and in the commercially reasonable judgment of such Forward Purchaser, it or an affiliate thereof (i) is unable to borrow and deliver any Shares for sale under this Agreement pursuant to the terms of such Confirmation or (ii) would incur a stock loan cost that would result in a Stock Borrow Event (as defined in each Confirmation, if any), then the applicable Agent, as forward seller, shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell only the aggregate number of Shares that such Forward Purchaser or an affiliate thereof is able to, and that in the commercially reasonable judgment of such Forward Purchaser it is practicable to, so borrow at or below such cost. For the avoidance of doubt, the obligations of any Agent hereunder with respect to the offer or sale of any Shares in connection with a forward stock purchase transaction shall be subject to the related Confirmation being effective and not having been terminated. In the event of a conflict between the terms of this Agreement and Confirmation, the terms of such Confirmation shall control.
(m)    Prior to delivering any Sale Instruction requesting that Regions Securities LLC sell Shares as forward seller, the Company shall have received written notice from Regions Securities LLC stating that it is permitted to enter into a Confirmation in connection with this Agreement, and such notice shall not have been withdrawn by Regions Securities LLC.
Section 3. Covenants. The Company agrees with the Agents and the Forward Purchasers as follows:
(a)    Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents and the Forward Purchasers as soon as reasonably practicable, and confirm the notice in writing (which may be by telecopy or email), (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Shares shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities, unless related to an offering of Shares, as to which the Company will only be obligated to notify the applicable Agent(s) and any applicable Forward Purchaser(s) participating in such offering of Shares), (ii) of the receipt of any comments from the Commission related to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection from the Commission relating to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order from the Commission preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Shares. In connection with a Terms Agreement, if required, the Company will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Shares covered by such Terms Agreement. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will use its commercially reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as reasonably practicable. In the event of any issuance of a notice of objection by the Commission, the Company shall make all commercially reasonable efforts to permit offers and sales of Shares by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto. The Company shall pay the required Commission filing fees relating to the Shares prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Shares that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.
(b)    Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Shares and Confirmation Shares as contemplated in this Agreement, any Confirmation, the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agents and the Forward Purchasers or counsel for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement, file a new registration statement (reference in this Agreement to the “Registration Statement” shall be deemed to include any such new registration statement) or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will as soon as reasonably practicable (A) give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), written notice (which may be by telecopy or email) of such event or condition, (B) prepare any amendment, supplement or new registration statement as may be necessary in order to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents and the Forward Purchasers or such Agent(s), as the case may be, with copies of any such amendment or supplement and (C) file with the Commission any such amendment, supplement or new registration statement and use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective by the Commission as soon as reasonably practicable if the Company is no longer eligible to use an automatic shelf registration statement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, other than in connection with fulfilling its obligations under Section 3(u) or Section 3(v) hereto or if any sales made pursuant to this Agreement have not been completed, with respect to the filing of a new registration statement, if at any time the Company is no longer eligible to use an automatic shelf registration statement in connection with the sale of the Shares, the Company shall have no obligation to file a new registration statement in connection therewith until such time as it becomes eligible to once again file an automatic shelf registration statement. The Company shall not file or use any such amendment or supplement, in each instance, made in accordance with this Section 3(b) to which the Agents and the Forward Purchasers or Agent(s), as the case may be, or counsel for the Agents and the Forward Purchasers shall reasonably object.
(c)    Filing or Use of Amendments and Supplements. The Company will give the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s) written notice (which may be by telecopy or email) of its intention to file or use (i) any amendment to the Registration Statement or a new registration statement relating to the Shares or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Shares), whether pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(o) hereof or (iii) any pricing supplement disclosing the offer and sale of

Shares covered by a Terms Agreement, and in each instance, will furnish the Agents and the Forward Purchasers or such Agent(s), as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents, the Forward Purchasers or such Agent(s), as the case may be, or counsel for the Agents and the Forward Purchasers shall reasonably object.
(d)    Delivery of Registration Statements. The Company has furnished or will deliver to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers, upon request, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts. The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)    Delivery of Prospectuses. The Company will furnish to the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, such number of copies of the Prospectus (as amended or supplemented) as any Agent, any Forward Purchaser or such Agent(s), as the case may be, may reasonably request. The Company will also furnish, upon request of any Agent or any Forward Purchaser or any such Agent(s), as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Shares were made as may be required by the rules and regulations of such exchange or market. The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(f)    Reporting Requirements. The Company, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Shares, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.
(g)    Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Agents and the Forward Purchasers or, in the case of an offer and sale of Shares to the applicable Agent(s) as principal, such Agent(s), to qualify the Shares and any Confirmation Shares for offering and sale under the applicable securities laws of such jurisdictions as any Agent, any Forward Purchaser or any such Agent(s), as the case may be, may, from time to time, reasonably designate and to maintain such qualifications in effect so long as required to complete the sale of the Shares contemplated by this Agreement or the issuance, sale and delivery of any Confirmation Shares pursuant to any Confirmation; provided, however, that the Company shall not be obligated to submit generally to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or not already so subject or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(h)    Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents and the Forward Purchasers the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(i)    REIT Qualification. The Company will use its commercially reasonable efforts to meet the requirements to qualify as a “real estate investment trust” under the Code for the taxable year in which any sales of Shares pursuant to this Agreement and any sales of Confirmation Shares pursuant to any Confirmation are to occur.

(j)    Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the sale of any Confirmation Shares pursuant to any Confirmation in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Use of Proceeds.”
(k)    Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Shares and any Confirmation Shares on, and satisfy the requirements of, the NYSE.
(l)    Notice of Certain Actions. During each period commencing on the date of each Sale Instruction and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without giving the Agents and the Forward Purchasers at least three business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or any Confirmation Shares to be sold or delivered pursuant to any Confirmation, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Upon receipt of any written notice contemplated above, any Agent or any Forward Purchaser may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent or such Forward Purchaser.
(m)    Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the applicable Agent(s) and the applicable Forward Purchaser(s) it will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agent(s) and the applicable Forward Purchaser(s) as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the applicable Agent(s) and the applicable Forward Purchaser(s) and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(n)    No Stabilization or Manipulation. The Company agrees that neither it nor any controlled affiliate of the Company will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any Shares or to result in a violation of Regulation M under the 1934 Act.
(o)    Update of Activity under this Agreement. The Company shall disclose, to the extent required by applicable law and/or interpretations of the Commission, (i) in each Annual Report on Form 10-K or Quarterly

Report on Form 10-Q filed by the Company in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Shares were made by or through an Agent under this Agreement or any sales or deliveries of Confirmation Shares were made pursuant to any Confirmation (each date on which any such document or amendment thereto is filed, a “Company Periodic Report Date”), or (ii) in Prospectus Supplements for each such fiscal quarterly period, the number of Shares sold by or through the Agents, the number of Confirmation Shares sold or delivered pursuant to any Confirmation, the net proceeds received by the Company and the aggregate compensation paid by the Company to the Agents with respect to such sales and deliveries, in each case during such fiscal quarterly period, and the total number of remaining Confirmation Shares issuable by the Company under any outstanding Confirmations as of the last day of such fiscal quarterly period.
(p)    Delivery of Future Officers’ Certificates. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Shares shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement relating solely to the offering of securities unless related to an offering of Shares under or in connection with this Agreement, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(o) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date (for the avoidance of doubt, in the event that a Company Earnings Report Date and a Company Periodic Report Date occur within five business days of each other the Company shall only be required to make one delivery under this Section 3(p)), (each such Registration Statement Amendment Date, Company Earnings Report Date and Company Periodic Report Date, a “Representation Date”), the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent(s), an officers’ certificate, dated such Representation Date in form and substance reasonably satisfactory to the Agents and Forward Purchasers or, in the case of clause (A) above, such Agent(s) to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents and Forward Purchasers or, in the case of clause (A) above, such Agent(s) are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate. The requirement to provide a certificate under this Section 3(p) shall be waived for any Representation Date occurring at a time at which no Sale Instruction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Sale Instruction hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents and the Forward Purchasers with a certificate under this Section 3(p), then before the Company delivers the Sale Instruction or an Agent is required to sell any Shares, the Company shall provide such Agent and the applicable Forward Purchaser with a certificate pursuant to this Section 3(p), dated the date of the Sale Instruction.
(q)    Delivery of Future Opinions and Letters of Counsel. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) within three business days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(p) hereof, the Company will furnish or cause to be furnished to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent(s) the written opinions and letters of each of counsel for the Company (who shall be reasonably acceptable to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent(s)) and counsel for the Agents and the Forward Purchasers, dated such date that the opinions and letters are required to be delivered, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent(s) of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent(s) shall furnish the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent(s) with a letter substantially to the effect that the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent(s) may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance); it being understood that no sales may take place pursuant to this Agreement until such opinions and letters have been delivered.
(r)    Delivery of Future Accountants’ Letters. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agent(s) as principal on a Settlement Date and (B) within three business days of each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(p) hereof, the Company will cause its independent accountants to furnish to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agent(s) a letter, dated such date that such accountants’ letters are required to be delivered, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agent(s) of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter; it being understood that no sales may take place pursuant to this Agreement until such opinions and letters have been delivered.
(s)    Trading in the Common Stock. Subject to applicable laws, rules and regulations, the Company consents to the Agents, the Forward Purchasers and their respective affiliates trading in the Company’s Common Stock for their own account and for the account of their clients at the same time as sales and deliveries of Shares occur pursuant to this Agreement and any Confirmation Shares pursuant to any Confirmation.
(t)    Due Diligence Review. The Company will cooperate with any due diligence review reasonably requested by any Agent, any Forward Purchaser or counsel for the Agents and the Forward Purchasers, fully and in a timely manner, in connection with offers and sales of Shares from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices.
(u)    Renewal Deadline. If any Shares purchased by an Agent as principal or borrowed by a Forward Purchaser or an affiliate thereof pursuant to this Agreement remain unsold, the Company will, prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), upon written notice from such Agent, (i) promptly notify the Agents and the Forward Purchasers of its intention to file, and (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement to be declared effective as soon as reasonably practicable after the Renewal Deadline and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action reasonably necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired Registration Statement. References herein to the “Registration Statement” shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(v)    Ceasing Eligibility For Use of Automatic Shelf Registration Statement Form. If, at any time, during the term of this Agreement or otherwise when Shares purchased by an Agent as principal or borrowed by a Forward Purchaser or an affiliate thereof pursuant to this Agreement remain unsold, the Company receives a notice from the Commission pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file a new shelf registration statement or post-effective amendment on the proper form relating to such Shares, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers, (iii) use its commercially reasonable efforts to cause such new shelf registration statement or post-effective amendment to be declared effective as soon as reasonably practicable and (iv) promptly notify the Agents and the Forward Purchasers of such effectiveness. The Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new shelf registration statement or post-effective amendment, as the case may be.
Section 4. Payment of Expenses.
(a)    Expenses. The Company covenants and agrees with the Agents and the Forward Purchasers that the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, any Confirmation and any Terms Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents and the Forward Purchasers of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) the preparation, issuance and delivery of the certificates for the Shares and any Confirmation Shares, if the Shares or any Confirmation Shares are then certificated, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Agents and Confirmation Shares to the Forward Purchasers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and any Confirmation Shares under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, in an aggregate amount not to exceed $20,000, (vi) the fees and expenses of any transfer agent or registrar for the Shares and any Confirmation Shares, (vii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers in connection with, the review by Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of sales of Shares, in an aggregate amount not to exceed $25,000, and (viii) the fees and expenses incurred in connection with the listing of the Shares and any Confirmation Shares on the NYSE. It is understood, however, that, except as provided in this Section 4 or in Section 6 or 7 of this Agreement, the Agents and the Forward Purchasers will pay all of their own costs and expenses, including the fees of their counsel.
(b)    If Shares with at least an aggregate offering price of $125,000,000 have not been offered and sold under this Agreement on or prior to April 30, 2028 (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents and the Forward Purchasers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Agents and the Forward Purchasers incurred in connection with this Agreement. Fees and other disbursements reimbursed pursuant to this Section 4(b) shall not exceed $150,000 in the aggregate. The Agents and the Forward Purchasers shall be solely responsible for allocating any reimbursement received pursuant to this Section 4(b) among themselves.
Section 5. Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof at each Representation Date and at each Trade Date (as defined in each Confirmation, if any), to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement and Filing of Prospectus. The Company shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement became effective upon filing in accordance with Rule 462(e). The Company shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Base Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Company, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending. The Company shall have complied with any and all requests for additional information on the part of the Commission relating to the Registration Statement to the reasonable satisfaction of counsel for the Agents and the Forward Purchasers. The Company shall have paid the required Commission filing fees relating to the Shares as specified in Section 3(a) hereof.
(b)    Opinion of Counsel for the Agents and the Forward Purchasers. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Sidley Austin llp, counsel for the Agents and the Forward Purchasers, dated such date, with respect to such matters as the Agents and the Forward Purchasers may reasonably request. In giving such opinion or opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Agents and the Forward Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.
(c)    Opinions of Counsel for the Company. On the date of this Agreement, the Agents and the Forward Purchasers shall have received the favorable written opinion or opinions of Hogan Lovells US LLP, counsel for the Company, dated such date, to the effect set forth in Exhibit A hereto.
(d)    Accountants’ Letter. On the date of this Agreement, the Agents shall have received a letter from PricewaterhouseCoopers LLP, dated such date, in form and substance satisfactory to the Agents and the Forward Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.
(e)    Officer’s Certificate on Size of Program. On the date of this Agreement, the Company shall have furnished to the Agents and the Forward Purchasers a certificate of an executive officer of the Company, dated such date, in a form satisfactory to the Agents and the Forward Purchasers, stating the minimum gross sales price per share for sales of Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the Company’s board of directors or a duly authorized committee thereof, and specify the number of Shares and Confirmation Shares, if any, that have been approved for listing subject to official notice of issuance, on the NYSE.
(f)    Officers’ Certificate for the Company. On the date of this Agreement, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, and the Agents and the Forward Purchasers shall have received a certificate of the Chief Executive Officer and President and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated such date, to the effect that (A) there has been no such Material Adverse Effect, (B) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date and

(C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date.
(g)    Listing of Shares. The Shares and the Confirmation Shares have been, or will be prior to the sale of the applicable Shares, approved for listing on the NYSE.
(h)    Additional Documents. On the date of this Agreement, counsel for the Agents and the Forward Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinions or make the statements requested by any Agent or any Forward Purchaser, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company in connection with the authorization, issuance, sale and delivery of the Shares and any Confirmation Shares, the authorization, execution and delivery of any Confirmation or any Terms Agreement shall be reasonably satisfactory in form and substance to the Agents and the Forward Purchasers and counsel for the Agents and the Forward Purchasers.
(i)    Termination of this Equity Sales Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent(s) or Forward Purchaser(s) by notice to the Company at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 15, 16 and 17 hereof shall remain in full force and effect notwithstanding such termination. For the avoidance of doubt, the obligation of the Company to reimburse the Agents and the Forward Purchasers for certain expenses pursuant to Section 4(b) hereof shall not apply with respect to any Agent or any Forward Purchaser that terminates this Agreement for any reason prior to April 30, 2028, other than the failure by the Company to satisfy any of its obligations hereunder.
Section 6. Indemnification.
(a)    Indemnification of the Agents and the Forward Purchasers. The Company agrees to indemnify and hold harmless each Agent, each Forward Purchaser, their respective affiliates, directors and officers and each person, if any, who controls such Agent or such Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)    Indemnification of Company, Directors and Officers. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the indemnity set forth in Section 6(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that no such information has been furnished by any Agent for use in the Registration Statement (or any amendment thereto) or in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto).

(c)    Actions against Parties; Notification. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 6(a) or 6(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 6(a) or 6(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 6(a) or 6(b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel for the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any applicable Agent(s), any applicable Forward Purchaser(s), any of their affiliates, directors and officers and any control persons of such Agent(s) or Forward Purchaser(s) shall be designated in writing by such applicable Agent(s) or such applicable Forward Purchaser(s) and any such separate firm for the Company, its directors and officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this section, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
Section 7. Contribution. If the indemnification provided for in Section 6(a) or 6(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such section, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agent(s) and the applicable Forward Purchaser(s) on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the applicable Agent(s) and the applicable Forward Purchaser(s) on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and the applicable Agent(s) and the applicable Forward Purchaser(s) on the other in connection with the applicable offering of Shares shall be deemed to be in the same respective proportions as the net proceeds from such offering (before deducting expenses) received by the Company (and, for purposes of the foregoing, the Company shall be deemed to have received net proceeds from the sale of Shares sold through any of the applicable Agents, acting as forward seller for a Forward Purchaser in connection with a Confirmation entered into by such Forward Purchaser, in an amount equal to the proceeds that would have been received by the Company upon full physical settlement of any Confirmation Shares under such Confirmation, assuming that the aggregate amount payable by such Forward Purchaser to the Company for such Confirmation Shares is equal to the aggregate amount of net proceeds received by such Forward Purchaser from the sale of such Shares through such Agent) and the total commissions or underwriting discounts received by the applicable Agent(s) and the aggregate net Spread (net of any related hedging and other costs) received by the applicable Forward Purchaser(s) in connection therewith, bear to the aggregate offering price of the Shares.
The relative fault of the Company on the one hand and the applicable Agent(s) and Forward Purchaser(s) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the applicable Agent(s) and Forward Purchaser(s), on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Agents and the Forward Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agent(s) and Forward Purchaser(s) were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any reasonable and documented out-of-pocket legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent with respect to the Shares sold through such Agent or underwritten by it for sale to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering and not joint.
The remedies provided for in Sections 6 and 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.
Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, and the agreements of the Agents, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent, a Forward Purchaser or their respective affiliates, selling agents, officers or directors or any person controlling such Agent or such Forward Purchaser, or the Company or its officers or directors, or any person controlling the Company and (ii) delivery of and payment for any Shares or any Confirmation Shares.
Section 9. Termination.

(a)    This Agreement may be terminated for any reason, at any time, by the Company, any Agent (as to itself) or any Forward Purchaser (as to itself), in each case, upon the giving of three business days prior written notice (which may be by telecopy or email) to the other parties hereto.
(b)    The applicable Agent(s) may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in the judgment of such Agent(s), since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent(s), impracticable or inadvisable to proceed with the completion of the offering of Shares contemplated by such Terms Agreement or to enforce contracts for the sale of such Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE or Nasdaq has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, S.A., or Euroclear Bank SA/NV, in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(c)    If the Company and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Shares from the Company as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Shares which it or they are obligated to purchase (the “Defaulted Shares”), then the non-defaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one or more other Agents to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:
(i)    if the number of Defaulted Shares does not exceed 10% of the number of Shares to be so purchased by all of such Agents pursuant to such Terms Agreement on the Settlement Date, the non-defaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all non-defaulting Agents; or
(ii)    if the number of Defaulted Shares exceeds 10% of the number of Shares to be so purchased by all of such Agents pursuant to such Terms Agreement on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any non-defaulting Agent.
No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default. In the event of any default that does not result in a termination of such Terms Agreement, either the non-defaulting Agents or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Agent” includes any person substituted for an Agent under this Section 9.
(d)    In the event of any termination under this Section 9, no party will have any liability to the other parties hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Shares purchased by it as principal or (b) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 15, 16 and 17 hereof shall remain in effect.
Section 10. Notices. Except as otherwise set forth herein, all statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, and if to the Agents, the Forward Purchasers or the Company, shall be delivered or sent by mail or facsimile transmissions to:
If to the Agents to:
Wells Fargo Securities, LLC
500 West 33rd Street
New York, New York 10001
Attention: Equity Syndicate Department and Special Equities Desk
Facsimile: (212) 214-5918
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Syndicate Registration
Facsimile: (646) 834-8133
BBVA Securities Inc.
Two Manhattan West
375 9th Ave, 9th Floor
New York, New York 10001
BMO Capital Markets Corp.
151 W 42nd Street, 32nd Floor
New York, New York 10036
Attention: Equity Syndicate Department, with a copy to the Legal Department at the same address
Attention: Brian Riley
Telephone: (212) 605-1414
Facsimile: (212) 885-4165
BNP Paribas Securities Corp.
787 Seventh Avenue
New York, New York 10019
Email: dl.nyk.ste@us.bnpparibas.com
BNY Mellon Capital Markets, LLC
240 Greenwich Street, 3W
New York, New York 10286
Facsimile: (212) 815-6403
Attention Equity Capital Markets, with a copy to Operations Department, 3rd floor
Facsimile: (724) 540-6311
Email: ATMGroup@bny.com
BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Attention: ATM Execution
Email: dg.atm_execution@bofa.com

BTIG, LLC
65 East 55th Street
New York, NY 10022
Attention: ATM Trading Desk
Email: BTIGUSATMTrading@btig.com; btig-ibd-reit@btig.com
with a copy (which shall not constitute notice) to:
BTIG, LLC
350 Bush Street
San Francisco, California 94104
Attention: General Counsel and Chief Compliance Officer
Email: BTIGcompliance@btig.com Email: IBLegal@btig.com
Citizens JMP Securities, LLC
101 California Street, Suite 1700
San Francisco, California 94111
Attention: Equity Syndicate
Email: dl-jmp-syndicate@citizensbank.com
Jefferies LLC
520 Madison Avenue, 2nd Floor
New York, New York 10022
Attention: General Counsel
J.P. Morgan Securities LLC
383 Madison Avenue, 6th Floor
New York, New York 10179
Attention: Sanjeet Dewal
Facsimile: (212) 622-8783
Email: sanjeet.s.dewal@jpmorgan.com
Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Attention: Stephen Roney; Ivana Rupcic-Hulin; Daniel Blake
Telephone: (212) 205-7527; (212) 205-7734; (212) 205-7755
Email: Stephen.Roney@mizuhogroup.com; Ivana.Rupcic-Hulin@mizuhogroup.com; Daniel.Blake@mizuhogroup.com
With a copy to: legalnotices@mizuhogroup.com
Nomura Securities International, Inc.
309 West 49th Street
New York, New York 10019
Attention: Structured Equity Solutions
Email: atmexecution@nomura.com
with a copy (which shall not constitute notice) to:
Nomura Securities International, Inc.
309 West 49th Street
New York, New York 10019
Attention: Equities Legal Email: Dan.Rosenbaum@nomura.com

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281
Attention: Equity Syndicate Department
Telephone: (877) 822-4089
Email: equityprospectus@rbccm.com
Regions Securities LLC
615 South College Street, Suite 600
Charlotte, North Carolina 28202
Email: ECMDesk@regions.com
Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281
Attention: Equity Capital Markets
Copies (which shall not constitute notice) to: Chief Legal Officer, U.S.
Facsimile: (212) 225-6653
Email: us.ecm@scotiabank.com; us.legal@scotiabank.com
SMBC Nikko Securities America, Inc.
277 Park Avenue, 5th Floor
New York, New York 10172
If to the Forward Purchasers to:
Wells Fargo Bank, National Association
30 Hudson Yards
New York, New York 10001-2170
Email: CorporateDerivativeNotifications@wellsfargo.com
Barclays Bank PLC
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attn: Faiz Khan
Facsimile: (917) 522-0458
Email: faiz.khan@barclays.com
Banco Bilbao Vizcaya Argentaria, S.A.
Ciudad BBVA, Calle Sauceda nº 28
Edificio Oceanía, Planta 1ªMadrid 28050
Bank of Montreal
55 Bloor Street West, 18th Floor
Toronto, Ontario M4W 1A5
Canada
Attention: Manager, Derivatives Operations
Facsimile: (416) 552-7904
Telephone: (416) 552-4177

With a Copy to:
Bank of Montreal
100 King Street West, 20th Floor
Toronto, Ontario M5X 1A1
Canada
Attention: Associate General Counsel & Managing Director, Derivatives Legal Group
Facsimile: (416) 956-2318
BNP Paribas
787 Seventh Avenue
New York, New York 10019
Email: dl.nyk.ste@us.bnpparibas.com
The Bank of New York Mellon
240 Greenwich Street, 3E
New York, New York 10286
Attention: D1NY@bnymellon.com and ATMGroup@bny.com
Facsimile: (732) 667-9766
Bank of America, N.A.
One Bryant Park
New York, New York 10036
Attention: Christine Roemer
Email: christine.roemer@bofa.com
Citizens JMP Securities, LLC
450 Park Avenue, 6th Floor
New York, New York 10022
Attention: Gianpaolo Arpaia
Email: garpaia@jmpsecurities.com
Telephone: 212-906-3533
Jefferies LLC
520 Madison Avenue, 2nd Floor
New York, New York 10022
Attention: Strategic Equity Transactions Group
Email:SETG-US@jefferies.com, CorpEqDeriv@jefferies.com
JPMorgan Chase Bank, National Association
383 Madison Avenue
New York, New York 10179
EDG Marketing Support
E-mail: edg_notices@jpmorgan.com, edg_ny_corporate_sales_support@jpmorgan.com
With a copy to:
Attention: Sanjeet Dewal
E-mail: sanjeet.s.dewal@jpmorgan.com
Mizuho Markets Americas LLC
c/o Mizuho Securities USA LLC, as agent
1271 Avenue of the Americas
New York, New York 10020
Attention: US Equity Derivatives Notices
Telephone: (646) 949-9531

Email: Derivs-EQNoticesUS@mizuhogroup.com
Nomura Global Financial Products, Inc.
309 West 49th Street
New York, New York 10019
Attention: Structured Equity Solutions
Email: cedamericas@nomura.com
with a copy (which shall not constitute notice) to:
Nomura Global Financial Products, Inc.
309 West 49th Street
New York, New York 10019
Attention: Equities Legal
Email: nyequitieslegal@nomura.com
And to:
BTIG, LLC, as agent of Nomura Securities International, Inc., at the address provided above for BTIG, LLC
Royal Bank of Canada
c/o RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, New York 10281
Attention: ECM
Email: RBCECMCorporateEquityLinkedDocumentation@rbc.com
Regions Securities LLC
615 South College Street, Suite 600
Charlotte, North Carolina 28202
Email: ECMDesk@regions.com
The Bank of Nova Scotia
GWO - Derivative Products
44 King Street West
Central Mail Room
Toronto, Ontario, Canada M5H 1H1
c/o Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281
Attention: Gary Nathanson / Bahar Alast
Telephone.: (212) 225-5582 / (212) 225-5230
If to the Company to:
W. P. Carey Inc.
One Manhattan West, 395 9th Avenue
58th Floor, New York, New York 10001
Attention: Managing Director of Strategy and Capital Markets
Email: mforesi@WPCAREY.COM
with a copy to the Chief Legal Officer
Email: Legaldepartment@WPCAREY.COM.
Facsimile: (212) 492-8922

Section 11. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) each purchase and sale of Shares pursuant to this Agreement and the issuance, sale and delivery of any Confirmation Shares pursuant to any Confirmation, including the determination of the respective public offering prices of Shares, if any, and any related fees and commissions, and the price to be paid for any Confirmation Shares, is an arm’s-length commercial transaction between the Company, on the one hand, and the Agents and/or the Forward Purchasers, on the other hand, (b) the Agents and the Forward Purchasers have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries or other affiliates with respect to any offering of Shares, the process leading thereto (irrespective of whether any Agent or any Forward Purchaser has advised or is currently advising the Company or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (c) the Agents, the Forward Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (d) the Agents and the Forward Purchasers have not provided any legal, accounting, financial, regulatory or tax advice to the Company or any other person or entity with respect to any offering of Shares and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.
Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, the Forward Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, their respective affiliates, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, their respective affiliates, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.
Section 13. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.
Section 14. Recognition of the U.S. Special Resolution Regimes. In the event that any Agent or any Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent or such Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
In the event that any Agent or any Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Agent or such Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent or such Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right”

has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
Section 15. Trial by Jury. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
Section 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
Section 17. Consent to Jurisdiction; Waiver of Immunity. Each of the Company and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.
Section 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 19. Counterparts; Electronic Signatures. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
Section 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, the Forward Purchasers and the Company in accordance with its terms.

Very truly yours,

W. P. Carey Inc.

By:
Name:	ToniAnn Sanzone
Title:	Chief Financial Officer
[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

Accepted as of the date hereof:

Wells Fargo Securities, LLC

By:	/s/ Rohit Mehta
	Name:	Rohit Mehta
	Title:	Managing Director
As Agent

Wells Fargo Bank, National Association

By:	/s/ Kevin Brillhart
	Name:	Kevin Brillhart
	Title:	Managing Director
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

Barclays Capital Inc.

By:	/s/ Warren Fixmer
	Name:	Warren Fixmer
	Title:	Managing Director
As Agent

Barclays Bank PLC

By:	/s/ Faiz Khan
	Name:	Faiz Khan
	Title:	Authorized Signatory
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

BBVA Securities Inc.

By:	/s/ Peter Jensen
	Name:	Peter Jensen
	Title:	Managing Director
As Agent

Banco Bilbao Vizcaya Argentaria, S.A.

By:	/s/ Annabella Rutigliano
	Name:	Annabella Rutigliano
	Title:	Executive Director

Banco Bilbao Vizcaya Argentaria, S.A.

By:	/s/ Luis Alarcon Gonzalez
	Name:	Luis Alarcon Gonzalez
	Title:	Managing Director
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

BMO Capital Markets Corp.

By:	/s/ Eric Benedict
Name:
Title:
As Agent

Bank of Montreal

By:	/s/ Brian Riley
	Name:	Brian Riley
	Title:	Managing Director, Global Markets
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

BNP Paribas Securities Corp.

By:	/s/ Spencer Cherniak
	Name:	Spencer Cherniak
	Title:	Managing Director
As Agent

BNP Paribas

By:	/s/ Spencer Cherniak
	Name:	Spencer Cherniak
	Title:	Managing Director

BNP Paribas

By:	/s/ John Nuziata
	Name:	John Nuziata
	Title:	Managing Director
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

BNY Mellon Capital Markets, LLC

By:	/s/ Benjamin Lichter
	Name:	Benjamin Lichter
	Title:	Director

BNY Mellon Capital Markets, LLC

By:	/s/ Dan Klinger
	Name:	Dan Klinger
	Title:	Managing Director
As Agent

The Bank of New York Mellon

By:	/s/ Benjamin Lichter
	Name:	Benjamin Lichter
	Title:	Director

The Bank of New York Mellon

By:	/s/ Timothy Comerford
	Name:	Timothy Comerford
	Title:	Director
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

BofA Securities, Inc.

By:	/s/ Chris Porter
	Name:	Chris Porter
	Title:	Managing Director
As Agent

Bank of America, N.A.

By:	/s/ Christine Roemer
	Name:	Christine Roemer
	Title:	Managing Director
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

BTIG, LLC

By:	/s/ Eric Clark
	Name:	Eric Clark
	Title:	Managing Director
As Agent

Accepted as of the date hereof:

Citizens JMP Securities, LLC

By:	/s/ Ryan Abbe
	Name:	Ryan Abbe
	Title:	Managing Director, Head of Real Estate IB
As Agent

Citizens JMP Securities, LLC

By:	/s/ Ryan Abbe
	Name:	Ryan Abbe
	Title:	Managing Director, Head of Real Estate IB
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

Jefferies LLC

By:	/s/ Christopher Allred
	Name:	Christopher Allred
	Title:	Managing Director
As Agent

Jefferies LLC

By:	/s/ Christopher Allred
	Name:	Christopher Allred
	Title:	Managing Director
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

J.P. Morgan Securities LLC

By:	/s/ Sanjeet Dewal
	Name:	Sanjeet Dewal
	Title:	Managing Director
As Agent

JPMorgan Chase Bank, National Association

By:	/s/ Sanjeet Dewal
	Name:	Sanjeet Dewal
	Title:	Managing Director
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

Mizuho Securities USA LLC

By:	/s/ Ivana Rupcic-Hulin
	Name:	Ivana Rupcic-Hulin
	Title:	Managing Director
As Agent

Mizuho Securities USA LLC

By:	/s/ Matthew E. Chiavaroli
	Name:	Matthew E. Chiavaroli
	Title:	Authorized Signatory
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

Nomura Securities International, Inc.

By:	/s/ Jason Eisenhauer
	Name:	Jason Eisenhauer
	Title:	Managing Director
As Agent

Nomura Global Financial Products, Inc.

By:	/s/ Jeffrey Petillo
	Name:	Jeffrey Petillo
	Title:	Authorized Representative
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

RBC Capital Markets, LLC

By:	/s/ Daniel Gabbay
	Name:	Daniel Gabbay
	Title:	Managing Director
As Agent

Royal Bank of Canada

By:	/s/ Brian Ward
	Name:	Brian Ward
	Title:	Managing Director
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

Regions Securities LLC

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director - ECM
As Agent

Regions Securities LLC

By:	/s/ Edward L. Armstrong
	Name:	Edward L. Armstrong
	Title:	Managing Director - ECM
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

Scotia Capital (USA) Inc.

By:	/s/ Tim Mann
	Name:	Tim Mann
	Title:	Managing Director
As Agent

The Bank of Nova Scotia

By:	/s/ Tim Mann
	Name:	Tim Mann
	Title:	Managing Director
As Forward Purchaser, solely as the recipients and/or beneficiaries of certain representations, warranties, covenants and indemnities set forth in this Agreement

Accepted as of the date hereof:

SMBC Nikko Securities America, Inc.

By:	/s/ Michelle Petropoulos
	Name:	Michelle Petropoulos
	Title:	Managing Director
As Agent

Exhibit A
FORM OF OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)
1.    The Company is validly existing as a corporation and in good standing under the laws of the State of Maryland as of the date of the Company Good Standing Certificate.
2.    The Company has the corporate power to own, lease and operate its current properties and to conduct its business, in each case as described in the Registration Statement and the Prospectus and to execute, deliver and perform on the date hereof its obligations under the Agreements to which it is a party (assuming (i) each Terms Agreement was executed and delivered by the parties thereto on the date hereof in accordance with the terms of the Equity Sales Agreement and in the form attached as Annex I to the Equity Sales Agreement and (ii) each Forward Sale Agreement was executed and delivered by the parties thereto on the date hereof in accordance with the terms of the Equity Sales Agreement and in the form attached as Annex II to the Equity Sales Agreement).
3.    The Shares have been duly authorized and, when issued in accordance with the provisions of the Agreements, the Shares will be validly issued, fully paid and non-assessable. No holder of outstanding capital stock of the Company has any statutory preemptive right under the MGCL, the Articles of Amendment and Restatement, or the Bylaws, or any contractual right under the Company Contracts to subscribe for any of the Shares, except for such rights as have been effectively waived.
4.    (i) The execution and delivery by the Company of the Equity Sales Agreement and the issuance, sale and delivery of the Shares by the Company pursuant to the Agreements have been duly authorized by all necessary corporate or membership action of the Company and (ii) the form of each of the Terms Agreement and the Forward Sale Agreement has been duly authorized by the Company. The Equity Sales Agreement has been duly executed and delivered by the Company.
5.    Assuming the due authorization, execution and delivery by the applicable Forward Purchaser on the date hereof, each Forward Confirmation constitutes a valid and binding obligation of the Company under New York law, enforceable against the Company in accordance with its terms.
6.    (i) At the time the Registration Statement became effective and at the date hereof, the Registration Statement and the Prospectus (except for financial statements and supporting schedules and other financial information and data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder; it being understood, however, we express no view with respect to Regulation S-T promulgated under the Securities Act. (ii) The documents incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements and schedules and financial information and data included therein or omitted therefrom, as to which we express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder.
7.    The Registration Statement was automatically effective upon filing with the Commission under the Securities Act on May 1, 2025. Based solely upon our review of the information regarding the Company provided through the EDGAR System on the Commission’s website, the Registration Statement became effective under the Securities Act, and based upon a review of the Stop Orders page of the Commission’s website (http://www.sec.gov/litigation/stoporders.shtml), no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the Commission. The required filings of the Prospectus pursuant to Rule

424(b) promulgated pursuant to the Securities Act have been made in the manner and within the time period required by Rule 424(b).
8.    The information in the Prospectus under the caption “Description of Capital Stock,” to the extent that such information constitutes descriptions of certain provisions of the documents referred to therein or constitutes descriptions of matters of law or legal conclusions, is accurate in all material respects. The Shares conform as to legal matters in all material respects to the description thereof set forth in the Prospectus under the caption “Description of Capital Stock.” The information in Item 15 of the Registration Statement, to the extent that such information constitutes descriptions of certain provisions of the Company’s charter and bylaws or constitutes descriptions of matters of law or legal conclusions, is accurate in all material respects.
9.    The execution and delivery of the Agreements by the Company, the performance on the date hereof by the Company of its obligations thereunder and the offering, issuance, sale and/or delivery of the Shares by the Company (assuming each Forward Sale Agreement was executed and delivered by the parties thereto on the date hereof in accordance with the terms of the Equity Sales Agreement and in the form attached as Annex II to the Equity Sales Agreement) do not (i) violate the MGCL or the Articles of Amendment and Restatement, as amended, or Bylaws of the Company, (ii) constitute a violation by the Company of any provision of Applicable Federal Law or any provision of Applicable State Law, (iii) violate any of the Company Orders, or (iv) breach or constitute a default under the Company Contracts (except that, in each case, we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).
10.    No approval or consent of, or registration or filing with, any federal governmental agency or any Maryland or New York regulatory agency is required to be obtained or made by the Company under Applicable Federal Law, Applicable State Law or the MGCL in connection with the execution and delivery by the Company of the Agreements (assuming that each Forward Sale Agreement is executed and delivered by the parties thereto on the date hereof in accordance with the terms of the Equity Sales Agreement and in the form attached as Annex II to the Equity Sales Agreement) and the issuance and sale of the Shares in accordance therewith, except for any approvals, consents, registrations or filings that are not within the Covered Law, including those as may be required in connection with the issuance and sale of the shares under the state securities or blue sky laws of any jurisdiction in the United States or the rules and regulations of the Financial Industry Regulatory Authority or of any securities exchange.
11.    The Company is not, and immediately following the issuance, sale and/or delivery of the Shares and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act.
We confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:
(i)    The Registration Statement, at the time it became effective and at the date hereof, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(ii)    the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(iii)    there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement, the Prospectus or any Issuer General Use Free Writing Prospectus, except, in each case, as disclosed in the Registration Statement, the Prospectus or any Issuer General Use Free Writing Prospectus; or

(iv)    there are any contracts or documents of a character required to be described or be filed as exhibits in the Registration Statement, the Prospectus or any Issuer General Use Free Writing Prospectus, except, in each case, as disclosed or filed in the Registration Statement, the Prospectus or any Issuer General Use Free Writing Prospectus;
provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data derived from such financial statements and schedules or assessments of or reports on the effectiveness of internal control over financial reporting contained or incorporated by reference in or omitted from the Registration Statement or the Prospectus.
FORM OF TAX OPINION OF COMPANY’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)
1.    the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for the taxable year ended December 31, 2021 through the taxable year ended December 31, 2024, and the Company’s current organization and current and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025 and future taxable years; and
2.    the statements in the Base Prospectus under the heading “Material U.S. Federal Income Tax Considerations Relevant to Holders of our Common Stock” that describe applicable U.S. federal income tax law are correct in all material respects as of the date thereof.

Annex I
W. P. Carey Inc.
Common Stock
($0.001 par value)
TERMS AGREEMENT
Wells Fargo Securities, LLC
Barclays Capital Inc.
BBVA Securities Inc.
BMO Capital Markets Corp.
BNP Paribas Securities Corp.
BNY Mellon Capital Markets, LLC
BofA Securities, Inc.
BTIG, LLC
Citizens JMP Securities, LLC
Jefferies LLC
J.P. Morgan Securities LLC
Mizuho Securities USA LLC
Nomura Securities International, Inc.
RBC Capital Markets, LLC
Regions Securities LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
c/o    Wells Fargo Securities, LLC
    500 West 33rd Street
    New York, New York 10001
Ladies and Gentlemen:
W. P. Carey Inc., a Maryland corporation (the “Company”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the Equity Sales Agreement, dated May 1, 2025 (the “Sales Agreement”), among the Company, each of Wells Fargo Securities, LLC, Barclays Capital Inc., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citizens JMP Securities, LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (each, an “Agent,” and collectively, the “Agents”), and each of Wells Fargo Bank, National Association, Barclays Bank PLC, Banco Bilbao Vizcaya Argentaria, S.A., Bank of Montreal, BNP Paribas, The Bank of New York Mellon, Bank of America, N.A., Citizens JMP Securities, LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Nomura Global Financial Products, Inc., Regions Securities LLC, Royal Bank of Canada, The Bank of Nova Scotia, to issue and sell to [•] as principal for resale (collectively, the “Underwriters”), and the Underwriters severally agree to purchase from the Company the shares of Common Stock specified in the Schedule A hereto (the “Securities”), on the terms specified in Schedule A hereto. Capitalized terms used and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.
Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Underwriters and the Company, at 9:00 A.M. (New York City time) on the first (or second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called “Settlement Date”).
In addition, in the event that any or all of the Option Securities, if applicable, are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Underwriters for their respective accounts for the Securities to be purchased by them.
Each of the provisions of the Sales Agreement not related solely to the Agent, as sales agent, the Forward Purchasers, any Confirmation or any Confirmation Shares, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement and the Applicable Time.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.
THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

W. P. Carey Inc.

By:
Name:
Title:
Accepted as of the date hereof:
[Signature Page to Terms Agreement]

Schedule A

Name of Agent	Number of Shares of [Initial] Shares

Total
[ADDITIONAL TERMS TO BE ADDED AS APPROPRIATE FOR A PARTICULAR PRINCIPAL TRANSACTION]

Annex II
Form of Master ATM Forward Confirmation
Date: [*], 202[*]
To:    W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, New York 10001
Attention: Managing Director of Strategy & Capital Markets
From: [DEALER NAME AND NOTICE INFORMATION]
Ladies and Gentlemen:
The purpose of this letter agreement (this “Master Confirmation”) is to confirm the terms and conditions of certain forward transactions to be entered into from time to time (each, a “Transaction” and, collectively, the “Transactions”) between [DEALER NAME] (“Dealer”) [, through its agent [AGENT NAME] (the “Agent”)]1 [its affiliate, is acting as agent for each Transaction solely in connection with Rule 15a-6 of the Exchange Act (as defined herein)]2 and W. P. Carey Inc. ( “Counterparty”) as contemplated in the Equity Sales Agreement, dated as of May 1, 2025, as may be amended from time to time, among the Dealer, Counterparty and the other parties thereto (the “Sales Agreement”). Each Transaction will be evidenced by a supplemental confirmation substantially in the form of Annex A hereto with a Trade Date specified therein (each, a “Supplemental Confirmation”, and, together with this Master Confirmation, a “Confirmation” for purposes of the Agreement specified below). [Dealer is not a member of the Securities Investor Protection Corporation. Dealer is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.]3
The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into each Confirmation.
Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into any Transaction to which a Confirmation relates on the terms and conditions set forth below.
1.    Each Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which such Confirmation relates, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. Each Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (without any Schedule but (i) with the elections set forth in such Confirmation and (ii) with the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement will apply to Dealer and Counterparty as if (a) the phrase “, or becoming capable at such time of being declared,” were deleted from Section 5(a)(vi)(1) of the Agreement, (b)(i) the “Threshold Amount” with respect to Dealer were three percent of the [shareholders’] [members’] equity of [Dealer][[*] (“Dealer Parent”)]4 and (ii) the “Threshold Amount” with respect to Counterparty
1 NTD: Include for Barclays.

2 NTD: Include for BMO

3 NTD: Include for Barclays.

4 NTD: Include if Dealer Parent is providing guaranty.

were equal to the “Credit Agreement Threshold Amount”, (c) the following language were added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (d) the term “Specified Indebtedness” had the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business and obligations with respect to which recourse for payment is limited to specific assets encumbered by a lien securing such obligations. For purposes of the foregoing, “Credit Agreement Threshold Amount” means the USD amount specified in the definition of “Material Indebtedness” (or equivalent concept), as defined under the Fifth Amended and Restated Credit Agreement, dated as of December 14, 2023, by and among W. P. Carey Inc. as Borrower, each Designated Borrower from time to time party thereto, certain Subsidiaries identified therein, as Guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as such credit agreement has been or may be further amended, supplemented, restated or otherwise modified from time to time, or replaced or refinanced by any other agreement governing an unsecured revolving credit facility entered into by Counterparty).
In the event of any inconsistency between the Agreement, this Master Confirmation, any Supplemental Confirmation, the related Pricing Supplement (as defined below) and the Equity Definitions, the following will prevail for purposes of the applicable Transaction in the order of precedence indicated: (i) such Pricing Supplement, (ii) such Supplemental Confirmation, (iii) this Master Confirmation, (iv) the Equity Definitions and (v) the Agreement.
The parties hereby agree that, notwithstanding anything to the contrary in any other agreement between Counterparty or its affiliates and Dealer or its affiliates, (x) the Agreement shall only govern the Transactions hereunder, and (y) the Transactions hereunder shall not be subject to any other master agreements or netting agreements, whether based on forms published by ISDA or otherwise. For purposes of the Equity Definitions, each Transaction to which this Master Confirmation relates is a Share Forward Transaction.
2.    The terms of each Transaction to which this Master Confirmation relates are as follows:

General Terms:
Trade Date:	For each Transaction, as specified in the related Supplemental Confirmation.
Effective Date:
For each Transaction, the first day occurring on or after the Trade Date on which Forward Hedge Shares (as defined in the Sales Agreement) that are sold through [[AGENT NAME], acting as forward seller for Dealer (the “Agent”)] [the Agent, acting as forward seller for Dealer], pursuant to the Sales Agreement have settled.[5,6]

Actual Hedge Completion Date:
For each Transaction, as specified in the related Pricing Supplement, the earliest to occur of (i) a date specified in writing as the Actual Hedge Completion Date by Counterparty, (ii) the Hedge Completion Date, as specified in the related Supplemental Confirmation, (iii) the first day that all the sales of Forward Hedge Shares up to the

5 NTD: Remove for Barclays.

6 NTD: Include for Barclays.

Maximum Number of Shares to be Sold in respect of such Transaction have settled and (iv) any Settlement Date for such Transaction.
Maximum Number of Shares to be Sold:	For each Transaction, as specified in the related Supplemental Confirmation.
Hedge Completion Date:	For each Transaction, as specified in the related Supplemental Confirmation.
Pricing Supplement:
For each Transaction, Dealer shall deliver to Counterparty a fully executed pricing supplement substantially in the form of Annex B hereto (the related “Pricing Supplement”) no later than the first Local Business Day immediately following the Actual Hedge Completion Date.
Counterparty

Seller:
Buyer:	Dealer
Shares:	The common stock of Counterparty, par value USD 0.001 per share (Ticker Symbol: “WPC”)
Number of Shares:
For each Transaction, initially the Initial Number of Shares, provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares settled on such date.

Initial Number of Shares:
For each Transaction, as specified in the related Pricing Supplement, to be the aggregate number of Forward Hedge Shares sold through the Agent pursuant to the Sales Agreement in respect of such Transaction during the period from and including the Trade Date through and including the Actual Hedge Completion Date (the “Initial Hedge Period”);

Initial Forward Price:
For each Transaction, the product of (x) the Initial Forward Price Percentage multiplied by (y) the volume weighted average price at which the Forward Hedge Shares are sold through the Agent as forward seller pursuant to the Sales Agreement in respect of such Transaction, adjusted as the Calculation Agent determines appropriate to (i) reflect on each relevant day during such period the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day (which for the avoidance of doubt, shall be based on sales of Forward Hedge Shares that have settled) and (ii) reduce the then-Initial Forward Price by the relevant Forward Price Reduction Amount on each Forward Price Reduction Date for such Transaction occurring on or before the Actual Hedge Completion Date.
For each applicable Transaction, as specified in the Supplemental Confirmation, provided that it shall not be less than 98.0%, unless

Initial Forward Price Percentage:	otherwise agreed in the case of a “distribution” within the meaning of Rule 100 of Regulation M under the Securities Exchange of 1934, as amended.
Forward Price:	For each Transaction, (a) on the Actual Hedge Completion Date, the Initial Forward Price; and

(b) on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.
Notwithstanding the foregoing, to the extent Counterparty delivers Shares in respect of such Transaction on or after a Forward Price Reduction Date applicable to such Transaction and at or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date (and, for the avoidance of doubt, the related dividend will be paid on such Shares), the Calculation Agent shall reverse the reduction to the Forward Price on such Forward Price Reduction Date for purposes of the related Settlement Date.

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) the Overnight Bank Funding Rate for such day minus (b) the Spread divided by (ii) 360.
Overnight Bank Funding Rate:
For any day, the rate set forth for such day opposite the caption “Overnight Bank Funding Rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index><GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	For each Transaction, as specified in the related Supplemental Confirmation.
Prepayment:	Not Applicable
Variable Obligation:	Not Applicable
Forward Price Reduction Dates:	For each Transaction, as set forth on Schedule I to the Supplemental Confirmation for such Transaction.
Forward Price Reduction Amounts:	For each Forward Price Reduction Date of a Transaction, as set forth in Schedule I to the Supplemental Confirmation for such Transaction, opposite such date.
Exchange:	The New York Stock Exchange
Related Exchange(s):	All Exchanges
Clearance System:	The Depository Trust Company

Securities Act:	Securities Act of 1933, as amended
Exchange Act:	Securities Exchange Act of 1934, as amended
Market Disruption Event:
Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case that the Calculation Agent determines, in its commercially reasonable judgment, is material”.

Early Closure:
Section 6.3(d) of the Equity Definitions is hereby amended by replacing the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof with the phrase “which the Calculation Agent determines is material.”

Regulatory Disruption:
Any event that Dealer, based on the advice of counsel, determines makes it reasonably necessary or appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the applicable Transaction, applied in a non-discriminatory manner, and have been adopted in good faith by Dealer for Dealer to refrain from or decrease any market activity in connection with a Transaction. If a Regulatory Disruption occurs on any Unwind Date, Dealer shall notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day with respect to the applicable Transaction, in which case Dealer shall, to the extent practicable in its good faith discretion, specify the nature of such Regulatory Disruption. Dealer may exercise its right in respect of any Regulatory Disruption only in good faith in relation to events or circumstances that are not the result of actions of it or its Affiliates that are taken with the intent to avoid its obligations under any Transaction hereunder.

Settlement:
Settlement Currency:	USD (all amounts shall be converted to the Settlement Currency in good faith and in a commercially reasonable manner by the Calculation Agent)
Settlement Date:	For each Transaction, any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a) designated by Counterparty as a “Settlement Date” for such Transaction by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements, if applicable, and is delivered to Dealer no later than (i) 12:00 p.m. New York City time on the day that is one Scheduled Trading Day prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii) 60 Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Share Settlement applies; provided that, if Dealer shall have fully unwound its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date, such notice to be delivered at least one Scheduled Trading Day prior to the designated Settlement Date; or

(b) designated by Dealer as a Settlement Date for such Transaction pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares for which a Settlement Date has not already been designated is greater than zero; and provided, further, that, following the occurrence of at least five consecutive Disrupted Days during an Unwind Period and while such Disrupted Days are continuing, Dealer may designate any subsequent Scheduled Trading Day as the Settlement Date with respect to the portion of the Settlement Shares, if any, for which Dealer has determined an Unwind Purchase Price during such Unwind Period, it being understood that the Unwind Period with respect to the remainder of such Settlement Shares shall, subject to clause (ii) in “Settlement Method Election” below, recommence on the next succeeding Exchange Business Day that is not a Disrupted Day in whole.

Final Date:
For each Transaction, as specified in the related Pricing Supplement, to be the date that follows the Effective Date by the Forward Duration (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).

Forward Duration:	For each Transaction, 24 months, unless otherwise specified in the related Supplemental Confirmation.
Settlement Shares:
For each Transaction, (a) with respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Number of Shares at that time and (ii) in the case of a designation by Counterparty, be at least equal to the lesser of 100,000 and the Number of Shares at that time, in each case with the Number of Shares determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time;
in each case with the Number of Shares determined taking into account pending Settlement Shares.
Settlement Method Election:
Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements, and, if Counterparty

elects Cash Settlement, Counterparty shall also specify in the relevant Settlement Notice that either Actual Pricing or Objective Pricing applies; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer has not completed its unwind of a commercially reasonable hedge position in compliance with the requirements of the applicable Transaction (taking into account any other Transactions with overlapping “Unwind Periods” (as defined in the applicable Confirmations for such other Transactions) by the Settlement Date or, in its commercially reasonable judgment, would be unable to do so due to the occurrence of five or more consecutive Disrupted Days, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date; provided, further, that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Counterparty at least one Scheduled Trading Day prior to the applicable Settlement Date; and provided, further, that if Counterparty elects Cash Settlement but does not specify if Actual Pricing or Objective Pricing is to apply in the Settlement Notice, Actual Pricing shall apply.

Settlement Notice Requirements:
Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless Counterparty delivers to Dealer with such Settlement Notice a representation, dated as of the date of such Settlement Notice and signed by Counterparty, containing (x) the provisions set forth in clauses (i) and (ii)(B) under the heading “Additional Representations and Agreements of Counterparty” in Paragraph 7(e) below and (y) a representation from Counterparty that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the applicable Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of such Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the applicable Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that it has not, as of the date specified in the condition, made a capital distribution or will not make a capital distribution, or (Y) where the terms of such Transaction would cause Counterparty under any circumstance to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial

Assistance”), other than any such applications for Restricted Financial Assistance with respect to which (x) Counterparty has determined based on the advice of outside counsel of national standing that the terms of such Transaction would not cause Counterparty or its subsidiary, as applicable, to fail to satisfy any condition for application for or receipt or retention of such Restricted Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) Counterparty has delivered to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that such Transaction is permitted under such program or facility (either by specific reference to such Transaction or by general reference to transactions with the attributes of such Transaction in all relevant respects).

Physical Settlement:
If Physical Settlement is applicable, then Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount:
For each Transaction, for any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement:
On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Counterparty. If the Cash Settlement Amount is a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount:	For each Transaction, an amount determined by the Calculation Agent equal to:

(a) (i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices on each day during the period that begins one Settlement Cycle following the first Unwind Date and ends on the Settlement Date (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B)(I) if Net Share Settlement applies or Cash Settlement and Actual Pricing apply, the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder or (II) if Cash Settlement and Objective Pricing apply, the arithmetic average of the 10b-18 VWAP on each Unwind Date, multiplied by (ii) the number of Settlement Shares for the relevant Settlement Date with respect to which Cash Settlement or Net Share Settlement applies; minus

(b) the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period and (ii) the number of Settlement Shares for such Settlement Date with respect to which Cash Settlement or Net Share Settlement applies and with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Actual Pricing:	The pricing election for a Cash Settlement, if specified by Counterparty in the relevant Settlement Notice or no such pricing election is so specified.
Objective Pricing:	The pricing election for a Cash Settlement, if specified by Counterparty in the relevant Settlement Notice.
10b-18 VWAP:
For any Exchange Business Day, as determined by the Calculation Agent based on the 10b-18 Volume Weighted Average Price per Share as reported in the composite transactions for United States exchanges and quotation systems for the regular trading session (including any extensions thereof) of the Exchange on such Exchange Business Day (without regard to pre-open or after hours trading outside of such regular trading session for such Exchange Business Day), as published by Bloomberg at 4:15 p.m. New York time (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day, on Bloomberg page “WPC <Equity> AQR SEC” (or any successor thereto), or if such price is not so reported on such Exchange Business Day for any reason or is, in the Calculation Agent’s reasonable determination, erroneous, such 10b-18 VWAP shall be as reasonably determined by the Calculation Agent. For purposes of calculating the 10b-18 VWAP for such Exchange Business Day, the Calculation Agent will use reasonable efforts to include only those trades that are reported during the period of time during which Counterparty could purchase its own shares under Rule 10b-18(b)(2) and are effected pursuant to the conditions of Rule 10b-18(b)(3), each under the Exchange Act (such trades, “Rule 10b-18 eligible transactions”).

Cash Settlement Valuation Disruption:
If Cash Settlement and Objective Pricing are applicable and any Unwind Date during the related Unwind Period is a Disrupted Day, the Calculation Agent shall determine (except in the case of a Disrupted Day that occurs as a result of a Regulatory Disruption, which shall always be a Disrupted Day in full) whether (i) such Disrupted Day is a Disrupted Day in full, in which case the 10b-18 VWAP for such Disrupted Day shall not be included in the calculation of the Cash Settlement Amount, or (ii) such Disrupted Day is a Disrupted Day only in part, in which case the 10b-18 VWAP for such Disrupted Day shall be determined by the Calculation Agent based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day, taking into account the nature and duration of the relevant Market Disruption Event, and the weightings of the 10b-18 VWAP and the Forward Prices for each Unwind Date during such Unwind Period shall be adjusted in a commercially reasonable manner by the Calculation Agent for purposes of determining the Cash Settlement Amount to account for the occurrence of such partially Disrupted Day, with such adjustments based on the duration of any Market Disruption Event and the volume, historical trading patterns and price of the Shares.

Net Share Settlement:
On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Share Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares:
With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period:
The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Scheduled Trading Day immediately preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.

Unwind Date:
For any Cash Settlement or Net Share Settlement in respect of a Settlement Date, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with unwinding its commercially reasonable hedge position in a commercially reasonable manner in connection with such Settlement, starting on the first day of the Unwind Period.

Failure to Deliver:	Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable.
Share Cap:
For each Transaction, notwithstanding any other provision of this Master Confirmation or any Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date relating to such Transaction, whether pursuant to Physical Settlement, Net Share Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 1.5 times the Initial Number of Shares for such Transaction, subject to adjustment from time to time in accordance with the provisions of this Master Confirmation, the applicable Supplemental Confirmation or the Equity Definitions minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date.

Adjustments:
Method of Adjustment:
Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clauses (iii) and (v) thereof, and Section 11.2(e)(vii) of the Equity Definitions is hereby amended by adding the words “that is within the Issuer’s control” immediately after the word “event”. For the avoidance of doubt, the declaration or payment of a cash dividend will not constitute a Potential Adjustment Event.

Additional Adjustment:
For each Transaction, if, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any 10 consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to such Transaction exceeds a weighted average rate equal to the Initial Stock Loan Fee, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to the Initial Stock Loan Fee during such period. The Calculation Agent shall notify Counterparty prior to making any such adjustment to the Forward Price.
Initial Stock Loan Fee:	For each Transaction, as specified in the related Supplemental Confirmation.
Extraordinary Events:
In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting, or Change In Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g) below, respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f)(iv) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “25%.”

Hedging Party:	For all applicable Additional Disruption Events, Dealer [and its affiliates].[7]
Non-Reliance:	Applicable
Agreements and Acknowledgments:
Regarding Hedging Activities:	Applicable
Additional Acknowledgments:	Applicable
Transfer:
Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges, remedies and obligations of Dealer under each Transaction, in whole or in part, to (A) an affiliate of Dealer, whose obligations hereunder are fully and unconditionally guaranteed by Dealer [or Dealer Parent], (B) an affiliate of Dealer with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer, (C) an affiliate of Dealer that is also its related Agent, or (D) any other affiliate of Dealer, in each case of clauses (A) through (D), with the consent of Counterparty, which shall not be unreasonably withheld or delayed; provided that, at all times, Dealer or any transferee or assignee or other recipient of rights, title and interest, powers, privileges, remedies and obligations shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI, or any successor thereto. Notwithstanding any such notice, no assignment or transfer by Dealer pursuant to this subparagraph shall take effect unless and until all conditions to such transfer or assignment are satisfied.
[Notwithstanding anything to the contrary in the Paragraph above, to the extent that Physical Settlement or Net Share Settlement applies to a Transaction or a portion thereof, such Transaction or portion thereof shall, effective two Local Business Days prior to the related Settlement Date, be deemed to be automatically assigned by Dealer to a U.S. broker-dealer affiliate of Dealer designated by Dealer (the “Designated Assignee”), and delivery of Shares by Counterparty in connection with such Physical Settlement or Net Share

7 NTD: Include for BNPP

Settlement shall be made to an account of such Designated Assignee, as advised by Dealer. Dealer shall be discharged of its obligations to Counterparty only to the extent of the Designated Assignee’s performance. Counterparty and the Designated Assignee hereby waive any and all rights each such party may have to set-off delivery or payment obligations it owes to the other such party under any Transaction against any delivery or payment obligations owed to it by the other such party, whether arising under the Agreement, under any other agreement between such parties, by operation of law or otherwise.][8]

3. Calculation Agent:
Dealer [(or an affiliate designated by Dealer)] whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within five Scheduled Trading Days) provide to Counterparty by e-mail to the e-mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or other proprietary or confidential information used by it for such determination or calculation or other information that the Calculation Agent is under a contractual, legal or regulatory obligation not to disclose.[9]

4. Account Details:
(a) Account for delivery of Shares to Dealer:	To be furnished
(b) Account for delivery of Shares to Counterparty:	To be furnished
(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
8 To be included for BNY.

9 To be included for BNP.

5. Offices:
The Office of Counterparty for each Transaction is: Inapplicable, Counterparty is not a Multibranch Party
The Office of Dealer for each Transaction is: [Charlotte][London][New York][Toronto][Inapplicable, Dealer is not a Multibranch Party.][*]
6. Notices: For purposes of each Confirmation:
(a) Address for notices or communications to Counterparty:
W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, New York 10001
Attention: Managing Director of Strategy and Capital Markets
Email: mforesi@WPCAREY.COM
With a copy to
Attention: Chief Legal Officer
Email: Legaldepartment@WPCAREY.COM
Facsimile: (212) 492-8922
(b) Address for notices or communications to Dealer:
[INSERT DEALER NAME AND NOTICE INFORMATION]
7. Other Provisions:
(a) Conditions to Effectiveness. For purposes of any Transaction, such Transaction shall be effective if and only if Forward Hedge Shares related to such Transaction are sold by the Agent during the Initial Hedge Period for such Transaction pursuant to the Sales Agreement. If the Sales Agreement is terminated prior to any such sale of Shares thereunder, the parties shall have no further obligations in connection with such Transaction, other than in respect of breaches of representations or covenants on or prior to such date.
(b) Sales Agreement Representations, Warranties and Covenants. Solely for purposes of any Transaction, on the date hereof, the Trade Date of such Transaction and, during the Initial Hedge Period for such Transaction, on each Settlement Date (as defined in the Sales Agreement) for sales of the related Forward Hedge Shares and at each Applicable Time (as defined in the Sales Agreement) of the sale of such Forward Hedge Shares, Counterparty repeats and reaffirms to Dealer all of the representations and warranties contained in the Sales Agreement.
(c) Interpretive Letter. The parties intend that each Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”) and agree to take all actions, and to omit to take any actions, reasonably requested by the other party, based on advice of counsel, for each Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) under the Exchange Act) will, to the extent prohibited by Rule 102 of Regulation M, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M. In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on

Form S-3, the offering contemplated by the Sales Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.
(d) Agreements and Acknowledgments Regarding Shares.
(i) Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance and subject to notice of issuance, be accepted for listing or quotation on the Exchange.
(ii) Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to each Transaction by selling Shares borrowed from third party securities lenders or other Shares pursuant to a registration statement, and that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered, pledged or loaned by Counterparty to Dealer (or an affiliate of Dealer) in connection with such Transaction may be used by Dealer (or an affiliate of Dealer) to return to securities lenders without further registration or other restrictions under the Securities Act, in the hands of those securities lenders, irrespective of whether such securities loan is effected by Dealer or an affiliate of Dealer. Accordingly, subject to Paragraph 7(h) below, Counterparty agrees that the Shares that it delivers, pledges or loans to Dealer (or an affiliate of Dealer) in connection with any Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.
(iii) Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under each Transaction.
(iv) Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under each Transaction.
(v) In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Dealer shall use commercially reasonable efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any other Transactions, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.
(vi) Counterparty shall, if requested by Dealer prior to the Trade Date for any Transaction, have delivered to Dealer, on such Trade Date, an opinion of counsel in form and substance reasonably satisfactory to Dealer, with respect to the matters set forth in Section 3(a)(i)–(v) of the Agreement and that the maximum number of Shares initially issuable under such Transaction have been duly authorized and, upon issuance pursuant to the terms of such Transaction, will be validly issued, fully paid and nonassessable.

(e) Additional Representations and Agreements of Counterparty. Counterparty represents, warrants, agrees and/or acknowledges, as the case may be, as follows:
(i) Counterparty represents to Dealer on each Trade Date and, to the extent specified in “Settlement Method Election” above, on any date that Counterparty notifies Dealer that Cash Settlement or Net Share Settlement applies to the applicable Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and (C) Counterparty is neither entering into the Confirmation for such Transaction (including the related Supplemental Confirmation) nor making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.
(ii) It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Share Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period shall comply with the requirements of Rule 10b5-l(c)(l)(i)(B) under the Exchange Act and that each Confirmation (including the related Supplemental Confirmation) shall be interpreted to comply with the requirements of Rule 10b5-l(c) under the Exchange Act. Counterparty acknowledges that (A) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with the applicable Confirmation and (B) Counterparty is entering into, and shall act with respect to, the Agreement and such Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 under the Exchange Act.
(iii) Counterparty agrees with Dealer that Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) under the Exchange Act by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18 under the Exchange Act).
(iv) Counterparty agrees that during any Unwind Period, Counterparty shall (x) not make, or to the extent within its control, not permit to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition, or similar transaction involving a recapitalization relating to Counterparty as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act (other than any such transaction in which the consideration consists solely of cash and there is no valuation period) (the “Merger Transaction”) unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange, (y) promptly (but in any event prior to the next opening of trading in the Shares) notify Dealer following any such announcement that such announcement has been made and (z) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18 under the Exchange Act) during the three full calendar months preceding the date of the announcement of such Merger Transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18 under the Exchange Act) effected pursuant to Rule 10b-18(b)(4) under the Exchange Act during the three full calendar months preceding the date of the announcement of such Merger Transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.
(v) Counterparty agrees neither Counterparty nor any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) shall take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under a Confirmation, under an agreement with another party or otherwise, that Counterparty reasonably believes to cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Share Settlement of a Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act determined as if all such foregoing purchases were made by Counterparty.
(vi) Counterparty agrees it will not engage in any “distribution” (as defined in Regulation M), other than a distribution meeting, in each case, the requirements of an exception set forth in each of Rules 101(b) and 102(b) of Regulation M that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.
(vii) Counterparty represents and warrants to Dealer as of the date hereof and as of the Trade Date of each Transaction, that Counterparty is not, and after giving effect to the transactions contemplated thereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(viii) Counterparty represents and warrants to Dealer as of the date hereof and as of the Trade Date of each Transaction, that Counterparty is not, nor will it be rendered, “insolvent” (as such term is defined under Section 101(32) of Title 11 of the United States Code (the “Bankruptcy Code”)) as a result of such Transaction or its performance of the terms hereof.
(ix) Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of any Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.
(x) Counterparty acknowledges that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
(xi) Counterparty represents as of the date hereof and as of the Trade Date of each Transaction, that to Counterparty’s actual knowledge, no federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, other than Sections 13 and 16 under the Exchange Act or Article VI of the Articles of Amendment and Restatement of Counterparty, as amended and supplemented (the “Charter”); provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or its affiliates solely as a result of their being a financial institution or broker-dealer.
(xii) Counterparty represents as of the date hereof and as of the Trade Date of each Transaction, that no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of the relevant Confirmation and the consummation of such Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act and (ii) as may be required to be obtained under state securities laws.
(xiii) Counterparty (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into each Transaction, (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with each Transaction and (iii) is entering into each Transaction for a bona fide business purpose.
(xiv) [Reserved.]
(xv) Counterparty acknowledges that Dealer, solely in its capacity as a Forward Purchaser (as defined in the Sales Agreement), and the Agent, and solely with respect to entering into and consummating the transactions contemplated by this Master Confirmation, any Confirmation and the Sales Agreement, as applicable, may, to the extent necessary to consummate the transactions contemplated by this Master Confirmation, any Confirmation and the Sales Agreement, “Beneficially Own” and “Constructively Own” Shares in excess of the “Aggregate Stock Ownership Limit” and the “Common Stock Ownership Limit” (each as defined in the Charter) by virtue of entering into transactions described in Section 6.2.6 of the Charter.
(xvi) Counterparty agrees and acknowledges that it (i) is capable of evaluating investment risks independently, both in general and with regard to each Transaction, (ii) will exercise independent judgment in evaluating the recommendations of Dealer or its associated persons, unless it has otherwise notified Dealer in writing, and Counterparty represents and warrants that it has total assets of at least USD 50 million as of the date hereof and each Trade Date.
(xvii) [The person(s) executing this document are duly authorized to act on behalf of Counterparty in connection with the entry of each Transaction.]10
(f) Acceleration Events. For each Transaction, each of the following events shall constitute an “Acceleration Event” for such Transaction:
(i) Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under such Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under such Transaction that is greater than a rate equal to the Maximum Stock Loan Fee, as specified in the related Supplemental Confirmation (each, a “Stock Borrow Event”);
10 NTD: Include for RBC.

(ii) Dividends and Other Distributions. On any day occurring after the Trade Date for such Transaction, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with such Trade Date being a Forward Price Reduction Date for purposes of this Paragraph 7(f)(ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I to the related Supplemental Confirmation, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;
(iii) ISDA Termination. Dealer has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement, in which case, except as otherwise specified herein and except as a result of an Event of Default under Section 5(a)(i) of the Agreement, the provisions of Paragraph 7(g) below shall apply in lieu of the consequences specified in Section 6 of the Agreement;
(iv) Other ISDA Events. An Announcement Date occurs in respect of any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or the occurrence of any Hedging Disruption or Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); provided, further, that (i) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by Dealer on the Trade Date” and (ii) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the date hereof; or
(v) Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the date hereof becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the applicable Trade Date) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.
(g) Termination Settlement. Upon the occurrence of any Acceleration Event and, other than in the case of Acceleration Events described in Paragraphs (f)(ii) and (iv) above, during the continuance of such Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s prior notice, any Scheduled Trading Day following such occurrence to be a Settlement Date for such Transaction (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of a Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.
(h) Private Placement Procedures. If Counterparty is unable to comply with the provisions of Paragraph 7(d)(ii) of “Agreements and Acknowledgments Regarding Shares” above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Dealer otherwise determines, based on advice of counsel, that in its reasonable opinion any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under such Paragraph 7(d)(ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.
(i) If Counterparty delivers the Restricted Shares pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in accordance with private placement procedures customary for private placements of equity securities of substantially similar size with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements of equity securities of a substantially similar size, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or the applicable Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Dealer to Counterparty of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the date that would otherwise be applicable.
(ii) If Counterparty delivers any Restricted Shares in respect of any Transaction, Counterparty agrees that (A) such Shares may be transferred by and among Dealer and its affiliates and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).
(i) Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable out-of-pocket expenses (including reasonable and documented legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s negligence, fraud, bad faith and/or willful misconduct or from a breach of any representation or covenant of Dealer contained in this Master Confirmation, any Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of any Transaction.
(j) Waiver of Trial by Jury. COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVE (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS MASTER CONFIRMATION AND ANY CONFIRMATION.
(k) Governing Law/Jurisdiction. This Master Confirmation, each Confirmation and any claim, controversy or dispute arising under or related to hereto or thereto shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.
(l) Designation by Dealer. Notwithstanding any other provision in this Master Confirmation or any Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.
(m) Insolvency Filing. Notwithstanding anything to the contrary herein, in any Confirmation, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the Bankruptcy Code in respect of the Issuer to which Section 365(c)(2) is applicable, each Transaction shall automatically terminate on the date thereof without further liability of either party to the applicable Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under such Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that each Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.
(n) Disclosure. Effective from the date of commencement of discussions concerning each Transaction, each of Dealer and Counterparty and each of their employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of each Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.
(o) [Insert agency language or “Reserved”, as applicable.][Role of the Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under each Transaction, (ii) the Agent is not a principal or party to each Transaction, and may transfer its rights and obligations with respect to each Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction, (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Master Confirmation, any Confirmation or the

Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with any Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Master Confirmation, any Confirmation and each Transaction contemplated hereunder.]11 [Role of the Agent. Dealer has appointed the Agent, its indirect wholly-owned subsidiary, as its agent for purposes of conducting on Dealer’s behalf, a business in privately negotiated transactions in options and other derivatives. Counterparty is hereby are advised that Dealer, the principal and stated counterparty in such transactions, duly has authorized the Agent to market, structure, negotiate, document, price, execute and hedge transactions in over-the-counter derivative products. The Agent has full, complete and unconditional authority to undertake such activities on behalf of Dealer. The Agent acts solely as agent and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under each Transaction. No Transaction is insured or guaranteed by the Agent.]12 [Communications with Employees of J.P. Morgan Securities LLC. If Counterparty interacts with any employee of J.P. Morgan Securities LLC with respect to a Transaction, Counterparty is hereby notified that such employee will act solely as an authorized representative of JPMorgan Chase Bank, N.A. (and not as a representative of J.P. Morgan Securities LLC) in connection with such Transaction.]13[ Role of the Agent. Each of Dealer and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Dealer under each Transaction pursuant to instructions from such party, (ii) the Agent is not a principal or party to each Transaction, and may transfer its rights and obligations with respect to each Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under any Transaction (including arising from any failure by Dealer or Counterparty to pay or perform any obligation under the Transaction), (iv) Dealer and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Dealer or the Agent, other than the representations expressly set forth in this Master Confirmation, any Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with any Transaction. Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder. Counterparty acknowledges that the Agent is an affiliate of Dealer. Dealer will be acting for its own account in respect of this Master Confirmation, any Confirmation and each Transaction contemplated hereunder.]14
(p) Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than 4.5%. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for all outstanding Transactions and (2) the denominator of which is the number of Shares outstanding on such day.
(q) Limit on Beneficial Ownership. Notwithstanding any other provisions hereof or of any Confirmation, Dealer shall not have the right to acquire Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private
11 NTD: Include for Barclays.

12 NTD: Include for RBC.

13 NTD: Include for JPM.

14 NTD: Include for BMO.

Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder (including all persons who may form a “group” with Dealer within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (collectively, the “Dealer Group”)) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and the rules promulgated thereunder) in excess of 4.9% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) Dealer would hold 5% or more of the number of Shares of Counterparty’s outstanding common stock or 5% or more of Counterparty’s outstanding voting power (the “Exchange Limit”) or (iv) such acquisition would result in a violation of any restriction on ownership or transfer set forth in Article VI of the Charter (the “Counterparty Stock Ownership Restrictions”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would directly or indirectly hold in excess of the Exchange Limit or (iv) such delivery would result in a violation of the Counterparty Stock Ownership Restrictions. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (i) the Share Amount would not exceed the Post-Effective Limit, (ii) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) Dealer would not directly or indirectly hold in excess of the Exchange Limit and (iv) such delivery would not result in a violation of the Counterparty Stock Ownership Restrictions.
In addition, notwithstanding anything herein or in any Confirmation to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.
Dealer represents and warrants that, as of the Trade Date for each Transaction, if Dealer received the maximum number of Shares thereunder and under any Confirmation for any other Transaction assuming both (i) Physical Settlement applies and (ii) no restrictions on the delivery of Shares hereunder or thereunder were applicable, then the Counterparty Stock Ownership Restrictions would not apply so as to limit the number of Shares that Dealer could receive hereunder or thereunder. Dealer will not knowingly cause the occurrence of an Ownership Event on any day during the term of any Transaction for the purpose, in whole or in part, of causing the occurrence of a Termination Settlement Date.
(r) Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and each Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.
(s) Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that no Confirmation is intended to convey to Dealer rights with respect to the transactions contemplated thereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing therein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to such Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transactions.

(t) No Collateral or Setoff. Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of any Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Master Confirmation, any Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations in respect of any Transaction, whether arising under the Agreement, this Master Confirmation, any Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff, except that setoff solely with respect to amounts payable under any Transaction and any and all other Transactions governed by the Agreement shall be permissible.
(u) Tax Matters.
(i) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or any other payments of interest or penalty charges for late payment or amounts payable hereunder that may be considered to be interest for U.S. federal income tax purposes) to be made by it to the other party under the Agreement. In making this representation, it may rely on (A) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (B) the satisfaction of the agreement contained in Section 4(a)(i) or Section 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or Section 4(a)(iii) of the Agreement and (C) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, except that it will not be a breach of this representation where reliance is placed on clause (B) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.
(ii) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement:
(1) Dealer makes the following representations:
[It is a national banking association organized or formed under the laws of the United States and is a United States resident for United States federal income tax purposes.]15
[It is duly organized under the laws of the Kingdom of Spain and is resident for tax purposes in Spain. When acting through an Office or Agent located outside the United States, (i) it is a “foreign person” within the meaning of Section 1.6041-4(a)(4) of the United States Treasury Regulations and (ii) it is a “non U.S. branch of a foreign person” within the meaning of Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations. When acting through an Office or Agent located in the United States, it is a “US branch of a foreign person”.]16
[Each payment received or to be received by it in connection with each Confirmation or the Agreement will be effectively connected with its
15 NTD: Include for Wells Fargo.

16 NTD: Include for BBVA.

conduct of a trade or business in the United States. It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes.]17
[It is a national banking association organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii)(M) of the United States Treasury Regulations. It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]18
[It is a national banking association organized and existing under the laws of the United States and is an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations. It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]19
[It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection with each Confirmation or the Agreement is effectively connected with its conduct of a trade or business in the United States.]20
[(A) It is a banking societe anonyme organized and existing under the laws of the Republic of France. (B) It is classified as a corporation for United States federal income tax purposes. (C) It will identify by prior written notice or in a Confirmation each Transaction as to which it is acting through an Office located in the United States (including only the States thereof and the District of Columbia) and, with respect to such Transactions, each payment received or to be received by it in connection with the Agreement will be effectively connected with its conduct of a trade or business in the United States. (D) With respect to Transactions that it has not identified pursuant to clause (C) above:
(1)    Each payment received or to be received by it in connection with this Agreement will not be effectively connected with its conduct of a trade or business in the United States.
(2)    It is (x) a “non-U.S. branch of a foreign person” as such term is used in Section 1.1441-4(a)(3)(ii) of the U.S. Treasury Regulations and (y) a “foreign person” as such term is used in Section 1.6041-4(a)(4) of the U.S. Treasury Regulations.
(3)    It is fully eligible for the benefits of the “Business Profits” or “Industrial and Commercial Profits” provision, as the case may be, the “Interest” provision or the “Other Income” provision (if any) of
17 NTD: Include for Barclays.

18 NTD: Include for BofA.

19 NTD: Include for JPM.

20 NTD: Include for BMO.

the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with the Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.
“Specified Treaty” means the Tax Convention between the United States of America and the Republic of France.
“Specified Jurisdiction” means the United States of America.]21
[It is a chartered bank organized under the laws of Canada and is treated as a corporation for U.S. federal income tax purposes. It is a “foreign person” (as that term is used in section 1.6041-4(a)(4) of the United States Treasury Regulations) for U.S. federal income tax purposes. Each payment received or to be received by it in connection with each Confirmation will be effectively connected with its conduct of a trade or business in the United States.]22
[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.]23
[It is a limited liability company organized under the laws of the State of Delaware and is treated as a disregarded entity of a New York corporation for U.S. federal income tax purposes. Dealer’s sole first regarded owner for U.S. federal income tax purposes member is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes that is an exempt recipient under section 1.6049-4(c)(1)(ii) of the United States Treasury Regulations.]24
[It is a U.S. limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes. It is a Disregarded Entity of Mizuho Americas LLC, a limited liability company organized under the laws of the State of Delaware. For U.S. federal income tax purposes, Mizuho Americas LLC has elected to be classified as a corporation.]25
[Dealer is a corporation duly organized and validly existing under the laws of the State of Delaware and a U.S. person (as that term is defined in Section 7701(a)(30) of the Code and used in Section
21 NTD: Include for BNPP.

22 NTD: Include for BNS.

23 NTD: Include for BNYM and Citizens
.
24 NTD: Include for Jefferies.

25 NTD: Include for Mizuho.

1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes.]26
[It is a bank organized under the laws of Canada and it is a corporation for U.S. federal income tax purposes. Each payment received or to be received by it in connection with each Confirmation or the Agreement is effectively connected with its conduct of a trade or business within the United States.]27
[It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. It is a limited liability company organized under the laws of the State of Delaware and is a United States resident for U.S. federal income tax purposes.]28
(2) Counterparty makes the following representations:
a.    It is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.
b.    It is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under section 1.6049-4(c)(1)(ii)(J) of the United States Treasury Regulations.
(iii) Withholding Tax imposed on payments to non-U.S. counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Paragraph 7(u)(i) and “Indemnifiable Tax” as defined in Section 14 of the Agreement, shall not include any FATCA Withholding Tax. For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“FATCA Withholding Tax” means any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
[Each party agrees that it can disclose information about the other party and any Transaction entered into under the Agreement to any government or taxing authority if so required by Sections 1471 through 1474 of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and each party
26 NTD: Include for Nomura.

27 NTD: Include for RBC.

28 NTD: Include for Regions.

irrevocably waives, to the extent possible, any applicable law which prevents such disclosure about the other party and any Transaction entered into under the Agreement.]29
(iv) 871(m) Protocol. To the extent that either party to the Agreement is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to such Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date for each Transaction under the Agreement. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to the Transactions, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.
(v) Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement:
(I) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, completed accurately and in a manner reasonably acceptable to Dealer and, in particular, with the “C Corporation” box checked on line 3 thereof (i) on or before the date of execution of each Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect.
(II) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form [W-9 or]30 W-8ECI, or any successor thereto, completed accurately and in a manner reasonably acceptable to Counterparty and, in particular, with the [“C Corporation” or]31 “Corporation” box checked on line [3 or]32 4 thereof, [respectively,]33 (i) on or before the date of execution of each Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect.
[(III) Dealer agrees to deliver to Counterparty a properly completed Internal Revenue Service Form W-8ECI “Certificate of Foreign Person’s Claim
29 NTD: Include for BNPP.

30 NTD: Remove for RBC.

31 NTD: Remove for RBC.

32 NTD: Remove for RBC.

33 NTD: Remove for RBC.

That Income Is Effectively Connected With the Conduct of a Trade or Business in the United States” (or successor thereto).]34
(vi) Change of Account. Section 2(b) of the Agreement is hereby amended by the addition of the following after the word “change” in the fourth line thereof: “; provided that if any new account of one party is not in the same tax jurisdiction as the original account, the other party shall not be obliged to pay any greater amount and shall be entitled to receive no less amount as a result of such change than would have been the case if such change had not taken place”.
(vii) Deduction or Withholding for Tax. Sections 2(d)(i), 2(d)(i)(4), 2(d)(ii)(1) of the Agreement and the definition of “Tax” are hereby amended by replacing the words “pay”, “paid”, “payment” or “payments” with the words “pay or deliver”, “paid or delivered”, “payment or delivery” or “payments or deliveries”, respectively.
[(v)]35 Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the date hereof, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement any Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under any Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).
[(v)]36 Wall Street Transparency and Accountability Act of 2010. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that none of the enactment of the WSTAA or any regulation under the WSTAA, any requirement under the WSTAA or any amendment made by the WSTAA shall eliminate, limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement any Transaction or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, change in law or legal interpretation, regulatory change or similar event under any Transaction or the Agreement, each as may be amended, replaced or supplemented from time to time.
(w) Other Forwards / Dealers. Dealer acknowledges that Counterparty has entered or may enter in the future into one or more similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more dealers, and/or affiliates thereof (each, an “Other Dealer” and collectively, the “Other Dealers”). Dealer and Counterparty agree that if Counterparty designates a “Settlement Date” with respect to one or more Other Forwards for which “Cash Settlement” or “Net Share Settlement” is applicable, and the resulting “Unwind Period” for such Other Forwards coincides for any period of time with an Unwind Period for any Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Scheduled Trading Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of such Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day of such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled
34 NTD: Include for BMO

35 NTD: Remove for BNP

36 NTD: Include for BNP

Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Dealer, every third Scheduled Trading Day if there are two Other Dealers, etc.).
(x) Delivery of Cash. For the avoidance of doubt, nothing in this Master Confirmation or any Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of any Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly EITF 00-19) as in effect on the applicable Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) or (ii) any damages that may be payable by Counterparty as a result of breach of any Confirmation.
(y) Counterparts.
(i)    Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., AdobeSign (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  The words “execution,” “signed,” “signature” and words of like import in this Master Confirmation, any Confirmation or in any other certificate, agreement or document related to hereto or thereto shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Master Confirmation, any Confirmation or the Agreement.
(ii)    Notwithstanding anything to the contrary in the Agreement, either party may deliver to the other party a notice relating to any Event of Default or Termination Event under this Master Confirmation or any Confirmation by e-mail. E-mail notices pursuant to this Paragraph 7(y)(ii) shall be sent to Counterparty at mforesi@WPCAREY.COM and to Dealer at [●] and confirmed by telephone by calling Counterparty at (212) 492-1100 and Dealer at [●].
[(z)]37 ISDA 2018 US Resolution Stay Protocol. The terms of the ISDA 2018 US Resolution Stay Protocol (as published by the International Swaps and Derivatives Association, Inc. on July 31, 2018, the “U.S. Protocol”), to which each party has adhered on or before the date hereof, are incorporated by reference into and form part of this Master Confirmation and (ii) the Agreement shall be deemed a “Protocol Covered Agreement” as such term in used in the U.S. Protocol.
[(z)]38 U.S. Resolutions Stay Protocol. The parties agree that (i) to the extent that prior to the date hereof the parties hereto have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Master Confirmation, and for such purposes each Confirmation shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as Regulated Entity and/or Adhering Party as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Master Confirmation and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term)  as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-
37 NTD: Include for BNP.

38 NTD: Remove for Barclays.

Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Master Confirmation, and for such purposes each Confirmation shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity.” In the event that, after the date of this Master Confirmation, the parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this Paragraph 7(z). In the event of any inconsistencies between this Master Confirmation and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this Paragraph 7(z) without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this Paragraph 7(z), references to “this Master Confirmation” and “each Confirmation” include any related credit enhancements entered into between the parties or provided by one to the other.
“QFC Stay Rules” mean the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.
[(z)]39 Canadian Stay. The terms of the Canadian Jurisdictional Module and the ISDA Resolution Stay Jurisdictional Modular Protocol (together, the “Canadian Jurisdictional Module”) are incorporated into and form part of the Agreement, and the Agreement shall be deemed a Covered Agreement for purposes thereof. In the event of any inconsistencies between the Agreement and the Canadian Jurisdictional Module, the Canadian Jurisdictional Module will prevail.
[(z)]40 Canadian Resolution Stay Protocol. With respect to each Confirmation, each party agrees to the application of subsections 39.15(7.1) to (7.104) and (7.11) of the Canada Deposit Insurance Act, RSC, 1985, c. C-3 in relation to the actions that the parties may take.]
[(z)]41 EFC Resolution Stay. The terms of paragraph 3 of the ISDA Canadian Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol as published by ISDA on 28 July 2022 (the “ISDA Canadian Jurisdictional Module”) are incorporated into and form a part of the Agreement effective as of the Compliance Date (as defined in paragraph 2(c) of the ISDA Canadian Jurisdictional Module). For purposes of incorporating the ISDA Canadian Jurisdictional Module, each Confirmation shall be deemed to be a Covered Agreement, Dealer shall be deemed to be a Regulated Entity and Counterparty shall be deemed to be a Module Adhering Party. In the event of any inconsistences between this Master Confirmation, the Agreement and paragraph 3 of the ISDA Canadian Jurisdictional Module, the ISDA Canadian Jurisdictional Module will prevail.
[(aa)]42 Role of Agent. Counterparty agrees and acknowledges that (x) if Counterparty, or any entity (whether acting as investment manager, investment advisor or otherwise) entering any
39 NTD: Include for BNS.

40 NTD: Include for BMO.

41 NTD: Include for RBC.

42 NTD: Include for BNPP.

Transaction as agent on behalf of Counterparty, is legally organized or formed in the United States, to the extent as required pursuant to the safe harbor from registration as a broker-dealer contained in SEC Rule 15a-6, BNP Paribas Securities Corp. (“BNPPSC”), an affiliate of BNP Paribas, has been granted authority and is acting solely as agent and not as principal with respect to each Transaction and (y) BNPPSC has no obligation or liability, by way of guaranty, endorsement or otherwise, in any manner in respect of such Transaction (including, if applicable, in respect of the settlement thereof). Each party agrees it will look solely to the other party (or any guarantor in respect thereof) for performance of such other parties’ obligations under each Transaction, and agrees that the employees of BNPPSC have been granted authority to act on behalf of BNP Paribas to facilitate such agency capacity. For purposes of this section, “SEC Rule 15a-6” means 17 C.F.R. 240.15a-6 as defined under the U.S. Securities Exchange Act of 1934.
[(aa)]43 Role of Agent. Dealer is not registered as a broker or dealer under the Exchange
Act. Nomura Securities International, Inc. (“Agent”) acts solely as agent for Dealer and Counterparty to the extent required by law in connection with any Transaction and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under such Transaction. The parties agree to proceed solely against each other, and not against Agent, in seeking enforcement of their rights and obligations with respect to any Transaction, including their rights and obligations with respect to payment of funds and delivery of securities. Dealer is not a member of the Securities Investor Protection Corporation. Agent may be paid a fee by Dealer in connection with one or more Transactions. Further details will be furnished upon written request. The time of dealing for each Transaction will be furnished by Agent upon written request.
[(aa)]44 Role of Agent.
(i)    The Agent received or will receive other remuneration from Dealer in relation to this Master Confirmation, any Confirmation and the Transactions hereunder. The amount and source of such other remuneration will be furnished upon written request.
(ii)    Counterparty understands and agrees that the Agent will act as agent for both parties with respect to each Transaction and has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of either party under any Transaction. The Agent shall have no responsibility or personal liability to Counterparty arising from any failure by Dealer to pay or perform any obligations hereunder or to monitor or enforce compliance by Dealer or Counterparty with any obligation hereunder, including, without limitation, any obligations to maintain collateral. The Agent is so acting solely in its capacity as agent for Counterparty and Dealer pursuant to instructions from Counterparty and Dealer. Each of Dealer and Counterparty agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of a Transaction.
(iii)    Notifications.
a.    Notwithstanding any provisions of the Agreement, all communications relating to each Transaction or the Agreement shall be transmitted exclusively through the Agent at the address provided herein.
43 NTD: Include for Nomura.

44 NTD: Include for Mizuho

b.    Dealer hereby provides notice that the Securities Investor Protection Act of 1970 does not protect Counterparty, and Dealer is not a member of the Securities Investor Protection Corporation.
[(bb)]45 Regulatory Provisions. The time of dealing for each Transaction will be confirmed by Dealer upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with any Transaction.
[(cc)]46 Method of Delivery. Whenever delivery of funds or other assets is required hereunder by or to Counterparty, such delivery shall be effected through the Agent. In addition, all notices, demands and communications of any kind relating to any Transaction between Dealer and Counterparty shall be transmitted exclusively through the Agent.
[(dd)]47 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2020 UK EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on 17 December 2020 (“Protocol”) apply to the Agreement as if the parties had adhered to the Protocol without amendment. In respect of the Attachment to the Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this Paragraph (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Confirmation. For the purposes of this Paragraph 7([dd]):
(i)    Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity.
(ii)    Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.
(iii)    The Local Business Days for such purposes in relation to Dealer and Counterparty is New York, New York, USA.
(iv)    The following are the applicable email addresses.
Portfolio Data:    Dealer: MarginServicesPortRec@barclays.com
Counterparty: [e-mail address]
Notice of discrepancy:    Dealer: PortRecDiscrepancy@barclays.com
Counterparty: [e-mail address]
Dispute Notice:    Dealer: EMIRdisputenotices@barclays.com
45 NTD: Include for Barclays.

46 NTD: Include for Barclays.

47 NTD: Include for Barclays.

Counterparty: [e-mail address]
[(dd)]48 2013 EMIR Portfolio Reconciliation. Dispute Resolution and Disclosure Protocol. The parties agree that the terms of the 2013 EMIR Portfolio Reconciliation, Dispute Resolution and Disclosure Protocol published by ISDA on July 19, 2013 (the “EMIR Protocol”) apply to the Agreement as if the parties had adhered to the EMIR Protocol without amendment. In respect of the Attachment to the EMIR Protocol, (i) the definition of “Adherence Letter” shall be deemed to be deleted and references to “Adherence Letter” shall be deemed to be to this section (and references to “such party’s Adherence Letter” and “its Adherence Letter” shall be read accordingly), (ii) references to “adheres to the Protocol” shall be deemed to be “enters into the Agreement”, (iii) references to “Protocol Covered Agreement” shall be deemed to be references to the Agreement (and each “Protocol Covered Agreement” shall be read accordingly), and (iv) references to “Implementation Date” shall be deemed to be references to the date of this Master Confirmation. For the purposes of this section:
(i)    Dealer is a Portfolio Data Sending Entity and Counterparty is a Portfolio Data Receiving Entity;
(ii)    Dealer and Counterparty may use a Third Party Service Provider, and each of Dealer and Counterparty consents to such use, including the communication of the relevant data in relation to Dealer and Counterparty to such Third Party Service Provider for the purposes of the reconciliation services provided by such entity.
(iii)    The Local Business Days for such purposes in relation to Dealer are London and Brussels and in relation to Counterparty is [ ]
(iv)    The following are the applicable email addresses.
Portfolio Data:        Dealer: portfoliorec.eu@uk.bnpparibas.com
Counterparty: [ ]
Notice of discrepancy:    Dealer: portfoliorec.eu@uk.bnpparibas.com
Counterparty: [ ]
Dispute Notice:        Dealer: portfoliorec.eu@uk.bnpparibas.com
Counterparty: [ ]
[(ee)]49 NFC Representation. Counterparty represents and warrants to Dealer (which representation and warranty will be deemed to be made under the Agreement and repeated at all times while any “Transaction” under any Confirmation under the Agreement remains outstanding, unless Counterparty notifies the Dealer promptly otherwise of any change in its status from that represented) that:
(a)    it is an entity established outside the European Union and the United Kingdom of Great Britain and Northern Ireland (the “UK”) that would constitute (i) a non-financial counterparty (as such term is defined in Regulation (EU) No 648/2012 of the European Parliament and of the
48 NTD: Include for BNPP.

49 NTD: Include for Barclays.

Council on OTC derivatives, central counterparties and trade repositories dated 4 July 2012 (“EMIR”)) if it were established in the European Union, and (ii) a non-financial counterparty (as defined in EMIR as it forms part of ‘retained EU law’ (as defined in the European Union (Withdrawal) Act 2018 (as amended from time to time)) (“UK EMIR”)) if it were established in the United Kingdom; and
(b)    as at the date of the trade, the entity would not have executed a sufficient amount of derivative activity such that the month-end average notional during the previous 12 months would classify the entity as exceeding the “clearing” threshold, as established by EMIR or UK EMIR, as relevant, if the entity were established in the European Union or the United Kingdom.
[(ff)]50 Bail-in Protocol. The parties agree that the provisions set out in the attachment (the “Attachment”) to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement, provided that the definition of “UK Bail-in Power” in the Attachment shall be deleted and replaced with the following definition:
(i)    “UK Bail-in Power” means any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period) under, and exercised in compliance with, any laws, regulations, rules or requirements (together, the “UK Regulations”) in effect in the United Kingdom, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which the obligations of a regulated entity (or other affiliate of a regulated entity) can be reduced (including to zero), cancelled or converted into shares, other securities, or other obligations of such regulated entity or any other person.
(ii)    A reference to a “regulated entity” is to any BRRD Undertaking as such term is defined under the PRA Rulebook promulgated by the United Kingdom Prudential Regulation Authority or to any person falling within IFPRU 11.6, of the FCA Handbook promulgated by the United Kingdom Financial Conduct Authority, both as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.
(iii)    The Agreement shall be deemed a “Protocol Covered Agreement” for the purposes of the Attachment and the Implementation Date for the purposes of the Attachment shall be deemed to be the date of this Master Confirmation. In the event of any inconsistencies between the Attachment and the other provisions of the Agreement, the Attachment will prevail.
[(ff)]51 Bail-in Protocol. The provisions set out in the attachment (the "Attachment") to the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/French/German/Irish/Italian/Luxembourg/Spanish/UK entity-in-resolution version) are incorporated into and form part of the Agreement. For the purposes of the Attachment, the Agreement shall be deemed to be a Protocol Covered Agreement and the Implementation Date shall be the date of this Master Confirmation. In the event of any inconsistencies between the other provisions of this Agreement and the Attachment, the Attachment will prevail. To the extent that the governing law of the Agreement is at the date of this Agreement that of a European Economic Area (“EEA”) member state which subsequently becomes a non-EEA member state, then the
50 NTD: Include for Barclays.

51 NTD: Include for BNPP.

provisions set out in the Attachment will apply to the Agreement as from the date on which that state becomes a non-EEA member state.
[(gg)]52 Contractual Recognition of UK Stay Resolution. Notwithstanding anything contained in the Agreement, the parties agree that the provisions of the 2020 UK (PRA Rule) Jurisdictional Module (the “UK Module”) published by the International Swaps and Derivatives Association, Inc. on 22 December 2020, as amended from time to time, shall be deemed to be incorporated into the Agreement as if references in those provisions to “Covered Agreement” were references to the Agreement, and on the basis that: (i) Dealer shall be treated as a “Regulated Entity” and as a “Regulated Entity Counterparty” with respect to Counterparty, (ii) Counterparty shall be treated as a “Module Adhering Party”, and (iii) references to the “Implementation Date” in the UK Module shall be deemed to be the date of this Master Confirmation.
[(gg)]53 Contractual Recognition of Stay Powers before Resolution and in Resolution. The provisions of the ISDA Resolution Stay Jurisdictional Modular Protocol, as supplemented by the Omnibus Jurisdictional Module (the “EU Modular Protocol”), which the parties have reviewed, acknowledge and accept, are hereby incorporated herein by reference. For these purposes, (i) BNP Paribas is a Regulated Entity Counterparty, (ii) the Relevant National Laws are those of France as set out in the EU Stay Law Annex from time to time, (iii) Counterparty is a Module Adhering Party, (iv) the Implementation Date shall be the date of the Agreement and (v) all capitalized terms will bear the meanings ascribed to them in the EU Modular Protocol. In the event of any inconsistences arising between the terms of this provision and any other provisions in the Agreement, the terms of this provision will prevail.
[(hh)]54 Resolution Stay. Japan Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol. The terms of the Japan Jurisdictional Module of the ISDA Resolution Stay Jurisdictional Modular Protocol (the “Japan Module”) are incorporated into and form part of the Agreement, and the Agreement shall be deemed to be a Covered Agreement for purposes of the Japan Module. In the event of any inconsistencies between the Agreement and the Japan Module, the Japan Module will prevail. Dealer has adhered to the Japan Module as a Regulated Entity, and upon entering into the Agreement Counterparty shall be deemed to have adhered to the Japan Module as a Module Adhering Party and identified Dealer as a Regulated Entity Counterpart.
52 NTD: Include for Barclays.

53 NTD: Include for BNPP.

54 NTD: Include for Nomura.

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Master Confirmation enclosed for that purpose and returning it to Dealer.
Yours sincerely,

[DEALER NAME]

By:
Name:
Title:
[Signature Page to Master Confirmation]

Confirmed as of the date first above written:

W. P. CAREY INC.

By:
Name:
Title:
[Signature Page to Master Confirmation]

ANNEX A
FORM OF SUPPLEMENTAL CONFIRMATION
Date: [*], 20[*]
To:    W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, New York 10001
Attention: Managing Director of Strategy and Capital Markets
Email: mforesi@WPCAREY.COM
From: [DEALER NAME AND NOTICE INFORMATION]
Ladies and Gentlemen:
This Supplemental Confirmation supplements, forms part of, and is subject to, the Master Confirmation dated as of [*] (as amended and supplemented from time to time, the “Master Confirmation”) between W. P. Carey Inc. and [DEALER NAME] . All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.
The terms of the Transaction to which this Supplemental Confirmation relates are as follows:
-    Trade Date is [*], 20[*]
-    Maximum Number of Shares to be Sold is [*]
-    Forward Duration is [[24] months]
-    Initial Forward Price Percentage is [*]%
-    Spread is [*] basis points per annum
-    Initial Stock Loan Fee is [*] basis points per annum
-    Maximum Stock Loan Fee is [*] basis points per annum
-    Hedge Completion Date is [*]
Yours sincerely,

[DEALER NAME]

By:
Name: [*]
Title: [*]

Confirmed as of the date first above written:

W. P. CAREY INC.

By:
Name: [*]
Title: [*]
[Signature Page to Supplemental Confirmation]

●    SCHEDULE I to SUPPLEMENTAL CONFIRMATION DATED [*], 20[*]

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0.000
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]
[*]	USD [*]

ANNEX B
FORM OF PRICING SUPPLEMENT
Date: [*], 20[*]
To:    W. P. Carey Inc.
One Manhattan West
395 9th Avenue, 58th Floor
New York, New York 10001
Attention: Managing Director of Strategy and Capital Markets
Email: mforesi@WPCAREY.COM
From: [DEALER NAME AND NOTICE INFORMATION]
Ladies and Gentlemen:
This Pricing Supplement is a Pricing Supplement contemplated by the Master Confirmation dated as of [*], 2025 (as amended and supplemented from time to time, the “Master Confirmation”) between W. P. Carey Inc. (“Counterparty”) and [DEALER NAME] (“Dealer”). This Pricing Supplement sets forth additional terms for the Transaction (the “Transaction”) evidenced by the Master Confirmation and the Supplemental Confirmation dated as of [*] between Counterparty and Dealer, as may be amended and supplemented from time to time (the “Supplemental Confirmation”).
This Pricing Supplement forms part of, and is subject to, the Supplemental Confirmation. All provisions contained in the Master Confirmation and the Supplemental Confirmation govern this Pricing Supplement except as expressly modified below.
For all purposes of the Transaction,
(a) the Actual Hedge Completion Date is [*];
(b) the Initial Number of Shares is [*]; and
(c) the Initial Forward Price is USD [*].
(d) the Final Date is [*].
Yours sincerely,

[DEALER NAME]

By:
Name: [*]
Title: [*]

Annex III
SAMPLE SALE INSTRUCTION
From:    [                                         ]
Cc:    [                                         ]
To:    [                                         ]
Subject:    Equity Distribution—Sale Instruction
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Sales Agreement, dated May 1, 2025 (the “Sales Agreement”), among W. P. Carey Inc. (the “Company”), each of Wells Fargo Securities, LLC, Barclays Capital Inc., BBVA Securities Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citizens JMP Securities, LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Nomura Securities International, Inc., RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc. and SMBC Nikko Securities America, Inc. (each, an “Agent,” and collectively, the “Agents”), and each of Wells Fargo Bank, National Association, Barclays Bank PLC, Banco Bilbao Vizcaya Argentaria, S.A., Bank of Montreal, BNP Paribas, The Bank of New York Mellon, Bank of America, N.A., Citizens JMP Securities, LLC, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Nomura Global Financial Products, Inc., Regions Securities LLC, Royal Bank of Canada and The Bank of Nova Scotia, I hereby request on behalf of the Company that [SPECIFY AGENT] sell common shares of beneficial interest, par value $0.001 per share of the Company, subject to the following terms:

Maximum Number of [Primary][Forward Hedge] Shares to be Sold	[●]
Minimum Price per Share at which such [Primary][Forward Hedge] Shares may be Sold	$[●]
Agency or Principal Basis	[Agency] [Principal]
Regular Settlement or Forward Basis	[Regular Settlement][Forward Basis]
[Compensation to Agent (if different than the Sales Agreement)]	[●]
[Forward Duration]	[●]
[Initial Forward Price Percentage]	[●]%
[Spread]	[●] basis points

[Initial Stock Loan Fee]	[●] basis points
[Maximum Stock Loan Fee]	[●] basis points
[Hedge Completion Date]	[●]

[Forward Price Reduction Dates]	[Forward Price Reduction Amounts]
[●], 20[●]	$[●]
[●], 20[●]	$[●]
[●], 20[●]	$[●]
The Company hereby confirms that, as of the date of this Sale Instruction, neither the Prospectus, nor any Issuer Free Writing Prospectus, when taken together with the Prospectus, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
[ADDITIONAL SALES PARAMETERS MAY BE ADDED]
Confirmed as of the date first above written:

W. P. CAREY INC.

By:
Name: [●]
Title: [●]